Exhibit 10.2
ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN
(January 1, 2010 Restatement)

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I DEFINITIONS AND INTERPRETATION		2

1.1	Plan Definitions	2
1.2	Interpretation	9

ARTICLE II SERVICE		11

2.1	Special Definitions	11
2.2	Crediting of Hours of Service	12
2.3	Limitations on Crediting of Hours of Service	12
2.4	Department of Labor Rules	13
2.5	Crediting of “Continuous Service”	13
2.6	Eligibility Service	13
2.7	Vesting Service	13
2.8	Exclusion of Vesting Service Earned Following a Break for Determining Vested Interest in Prior Account	14
2.9	Crediting of Service on Transfer or Amendment	14

ARTICLE III ELIGIBILITY		16

3.1	Eligibility	16
3.2	Transfers of Employment	16
3.3	Reemployment	16
3.4	Notification Concerning New Eligible Employees	16
3.5	Effect and Duration	16

ARTICLE IV 401(K) CONTRIBUTIONS		18

4.1	401(k) Contributions	18
4.2	Amount of 401(k) Contributions	18
4.3	Roth 401(k) Contributions	18
4.4	Catch-Up 401(k) Contributions	18
4.5	Automatic Enrollment	19
4.6	Notice of Automatic Enrollment	20
4.7	Contributions Limited to Effectively Available Compensation	20
4.8	Amendments to Reduction Authorization	20
4.9	Suspension of 401(k) Contributions	21
4.10	Resumption of 401(k) Contributions	21
4.11	Delivery of 401(k) Contributions	21
4.12	Vesting of 401(k) Contributions	21

ARTICLE V AFTER-TAX AND ROLLOVER CONTRIBUTIONS		22

5.1	After-Tax Contributions	22
5.2	Rollover Contributions	22

i

5.3	Direct Rollovers to Plan	22
5.4	Participant Rollovers to Plan	23
5.5	Restrictions on Rollover Contributions	23
5.6	Treatment of Designated Roth Contributions that are Rolled Over to the Plan	23
5.7	Vesting of After-Tax Contributions and Rollover Contributions	24

ARTICLE VI EMPLOYER CONTRIBUTIONS		25

6.1	Contribution Period	25
6.2	Nonelective Contributions	25
6.3	Allocation of Nonelective Contributions	25
6.4	Qualified Nonelective Contributions	25
6.5	Amount and Allocation of Regular Matching Contributions	26
6.6	Limits on Matching Contributions	26
6.7	Qualified Matching Contributions	27
6.8	Amount and Allocation of Safe Harbor Nonelective Contributions	27
6.9	Verification of Amount of Employer Contributions by the Sponsor	27
6.10	Payment of Employer Contributions	28
6.11	Allocation Requirements for Employer Contributions	28
6.12	Exceptions to Allocation Requirements for Employer Contributions	28
6.13	Vesting of Employer Contributions	29
6.14	100% Vesting Events	29
6.15	Election of Former Vesting Schedule	29
6.16	Forfeitures to Reduce Employer Contributions	30

ARTICLE VII LIMITATIONS ON CONTRIBUTIONS		31

7.1	Definitions	31
7.2	Code Section 402(g) Limit	34
7.3	Distribution of “Excess Deferrals”	35
7.4	Determination of Income or Loss	35
7.5	Deemed Satisfaction of the Limitations on 401(k) Contributions and Matching Contributions of Highly Compensated Employees	35
7.6	Notice Requirements for Safe Harbor Nonelective Contributions	37
7.7	Code Section 415 Limitations on Crediting of Contributions and Forfeitures	37
7.8	Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan	38

7.9	Scope of Limitations	39

ARTICLE VIII TRUST FUNDS AND ACCOUNTS		40

8.1	General Fund	40
8.2	Investment Funds	40
8.3	Loan Investment Fund	40
8.4	Income on Trust	40
8.5	Accounts	40
8.6	Sub-Accounts	41

ARTICLE IX LIFE INSURANCE CONTRACTS		42

9.1	No Life Insurance Contracts	42

ARTICLE X DEPOSIT AND INVESTMENT OF CONTRIBUTIONS		43

10.1	Future Contribution Investment Elections	43
10.2	Deposit of Contributions	43
10.3	Election to Transfer Between Funds	43
10.4	404(c) Protection	44
10.5	Voting and Tendering Employer Stock	44

ARTICLE XI CREDITING AND VALUING ACCOUNTS		46

11.1	Crediting Accounts	46
11.2	Valuing Accounts	46
11.3	Plan Valuation Procedures	46
11.4	Unit Accounting Permitted	47
11.5	Finality of Determinations	47
11.6	Notification	47

ARTICLE XII LOANS		48

12.1	Application for Loan	48
12.2	Collateral for Loan	48
12.3	Reduction of Account Upon Distribution	48
12.4	Legal Requirements Applicable to Plan Loans	49
12.5	Administration of Loan Investment Fund	50
12.6	Default	51
12.7	Deemed Distribution Under Code Section 72(p)	51
12.8	Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)	51
12.9	Special Rules Applicable to Loans	52
12.10	Prior Loans	52

ARTICLE XIII WITHDRAWALS WHILE EMPLOYED		53

13.1	Non-Hardship Withdrawals of After-Tax Contributions	53
13.2	Non-Hardship Withdrawals of Rollover Contributions	53
13.3	Non-Hardship Withdrawals of Restricted Contributions	53

13.4	Non-Hardship Withdrawals of Nonelective Contributions	53
13.5	Non-Hardship Withdrawals of Matching Contributions	53
13.6	Overall Limitations on Non-Hardship Withdrawals	54
13.7	Hardship Withdrawals	54
13.8	Hardship Determination	54
13.9	Satisfaction of Necessity Requirement for Hardship Withdrawals	55
13.10	Conditions and Limitations on Hardship Withdrawals	55
13.11	Order of Withdrawal from a Participant’s Sub-Accounts	56

ARTICLE XIV TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE		57

14.1	Termination of Employment and Settlement Date	57
14.2	Separate Accounting for Non-Vested Amounts	57
14.3	Disposition of Non-Vested Amounts	58
14.4	Treatment of Forfeited Amounts	58
14.5	Recrediting of Forfeited Amounts	59

ARTICLE XV DISTRIBUTIONS		60

15.1	Distributions to Participants	60
15.2	Special In-Service Distributions	60
15.3	Distributions to Beneficiaries	60
15.4	Code Section 401(a)(9) Requirements	60
15.5	Cash Outs and Participant Consent	61
15.6	Automatic Rollover of Mandatory Distributions	62
15.7	Required Commencement of Distribution	62
15.8	Reemployment of a Participant	63
15.9	Restrictions on Alienation	63
15.10	Facility of Payment	63
15.11	Inability to Locate Payee and Non-Negotiated Checks	63
15.12	Distribution Pursuant to Qualified Domestic Relations Orders	64

ARTICLE XVI FORM OF PAYMENT		65

16.1	Form of Payment	65
16.2	Direct Rollover	65
16.3	Notice Regarding Form of Payment	66
16.4	Distribution in the Form of Employer Stock	66

ARTICLE XVII BENEFICIARIES		67

17.1	Designation of Beneficiary	67
17.2	Spousal Consent Requirements	67

ARTICLE XVIII ADMINISTRATION		68

18.1	Authority of the Sponsor	68

18.2	Discretionary Authority	69
18.3	Action of the Sponsor	69
18.4	Claims Review Procedure	69
18.5	Special Rules Applicable to Claims Related to Investment Errors	70
18.6	Qualified Domestic Relations Orders	71
18.7	Indemnification	71
18.8	Prudent Man Standard of Care	71
18.9	Actions Binding	71

ARTICLE XIX AMENDMENT AND TERMINATION		72

19.1	Amendment by Plan Sponsor	72
19.2	Amendment by Volume Submitter Practitioner	72
19.3	Limitation on Amendment	73
19.4	Termination	73
19.5	Inability to Locate Payee on Plan Termination	74
19.6	Reorganization	74
19.7	Withdrawal of an Employer	75

ARTICLE XX ADOPTION BY OTHER ENTITIES		76

20.1	Adoption by Related Companies	76
20.2	Effective Plan Provisions	76

ARTICLE XXI MISCELLANEOUS PROVISIONS		77

21.1	No Commitment as to Employment	77
21.2	Benefits	77
21.3	No Guarantees	77
21.4	Expenses	77
21.5	Precedent	77
21.6	Duty to Furnish Information	78
21.7	Merger, Consolidation, or Transfer of Plan Assets	78
21.8	Condition on Employer Contributions	78
21.9	Return of Contributions to an Employer	78
21.10	Validity of Plan	78
21.11	Trust Agreement	79
21.12	Parties Bound	79
21.13	Application of Certain Plan Provisions	79
21.14	Merged Plans	79
21.15	Transferred Funds	79
21.16	Veterans Reemployment Rights	80
21.17	Delivery of Cash Amounts	80
21.18	Written Communications	80
21.19	Trust to Trust Transfer	80
21.20	Plan Correction Procedures	81

v

ARTICLE XXII TOP-HEAVY PROVISIONS		82

22.1	Definitions	82
22.2	Applicability	83
22.3	Minimum Employer Contribution	84
22.4	Accelerated Vesting	84
22.5	Exclusion of Collectively-Bargained Employees	85

ADDENDUM ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN		86

ADDENDUM ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN		87

ADDENDUM ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN		92

ADDENDUM ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN		95

ADDENDUM ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN		98

FINAL 411(A) REGULATIONS COMPLIANCE APPENDIX		100

ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN		100

415 COMPLIANCE APPENDIX TO ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN		101

PREAMBLE
The Robbins & Myers, Inc. Retirement Savings Plan, originally effective as of July 1, 1994 and heretofore known as the Robbins & Myers, Inc. Employee Savings Plan, is hereby amended and restated in its entirety. This amendment and restatement shall be effective as of January 1, 2010, but with respect only to Employees who retire, die, or otherwise terminate their employment on or after said date. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a), and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k). The Plan is maintained for the exclusive benefit of eligible Employees and their Beneficiaries.
Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date. In addition to the provisions otherwise set forth in this amendment and restatement of the Plan, the provisions in effect under the Plan prior to this amendment and restatement, as set forth in an Addendum to the Plan, shall continue in effect as if otherwise set forth in the Plan in the manner and for the periods set forth in the Addendum. Any provision of the Plan that restricted or limited withdrawals, loans, or other distributions, or otherwise required separate accounting with respect to any portion of a Participant’s Account immediately prior to the later of the effective date of this amendment and restatement or the date this amendment and restatement is adopted and the elimination of which would adversely affect the qualification of the Plan under Code Section 401(a) shall continue in effect with respect to such portion of the Participant’s Account as if fully set forth in this amendment and restatement.
Effective as of December 31, 2009 (the “merger date”), the Robbins & Myers, Inc. Savings Plan for Union Employees (the “merged plan”) is merged into the Plan. All assets and liabilities of the “merged plan” are transferred to and made a part of the Plan. Each Covered Employee who was eligible to participate in the “merged plan” immediately prior to the “merger date” shall continue to be eligible to participate in the Plan on and after the “merger date”. In no event shall a Participant’s vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plan” (his “transferee Sub-Account”) on and after the “merger date” be less than his vested interest in his account under the “merged plan” immediately prior to the “merger date”. Notwithstanding any other provision of the Plan to the contrary, a Participant’s service credited for eligibility and vesting purposes under the “merged plan” as of the “merger date”, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan; provided, however, that inclusion of such service shall not duplicate the Eligibility and Vesting Service otherwise credited under the Plan for periods prior to the “merger date”.

ARTICLE I
DEFINITIONS AND INTERPRETATION
1.1	Plan Definitions
As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:
An “Account” means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.
An “Administrative Delegate” means one or more persons or institutions to which the Administrator has delegated certain administrative functions pursuant to a written agreement.
The “Administrator” means the Sponsor unless the Sponsor designates another person or persons to act as such.
An “After-Tax Contribution” means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan.
The “Beneficiary” of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.
A Participant’s “Benefit Payment Date” means the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.
A “Catch-Up 401(k) Contribution” means any 401(k) Contribution made on behalf of a Participant that is in excess of an applicable Plan limit and is made pursuant to, and is intended to comply with, Code Section 414(v). Catch-Up 401(k) Contributions may include Pre-Tax 401(k) Contributions and/or Roth 401(k) Contributions.
The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.
The “Compensation” of a Participant for any period means an Employee’s total salary or wages from the Employer before deductions, including base pay, commissions, overtime, incentive pay provided under an incentive pay plan or variable pay plan maintained by his Employer, and any before-tax contributions made under any 401(k) plan or any amount deferred under Code Section 125.

Notwithstanding the foregoing, Compensation shall not include the following:
•	amounts realized from the exercise of any non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture and amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option
•	Severance pay
Moving allowance
Car allowance
awards or prizes
nonperformance-based bonus payments
SAR payments
nonqualified deferred compensation
expatriate allowances or imputed income under Code Section 79 or 132
Such other similar payments
Compensation includes (i) any elective deferral, as defined in Code Section 402(g)(3), (ii) any amount contributed or deferred by the Employer at the Participant’s election which is not includable in the Participant’s gross income by reason of Code Section 125, 132(f)(4), or 457, and (iii) certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions. Such amounts shall be included in Compensation only to the extent that they would otherwise have been included in Compensation as defined above.
In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($200,000 for Plan Years beginning in 2002, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.
A “Contribution Period” means the period specified in Article VI for which Employer Contributions shall be made.
A “Covered Employee” means any Employee of an Employer. Notwithstanding the foregoing, the term “Covered Employee” shall not include the following:

•	any individual with respect to whom an Employer does not withhold income or employment taxes and file Form W-2 (or any replacement Form) with the Internal Revenue Service because such individual has executed a contract, letter of agreement, or other document acknowledging his status as an independent contractor who is not entitled to benefits under the Plan or is otherwise not classified by his Employer as a common law employee, even if such individual is later adjudicated to be a common law employee of his Employer, unless and until the Employer extends coverage to such individual

•	any nonresident alien who does not receive United States source income

•	any Employee acquired in an asset or stock acquisition, merger, or similar transaction described in Code Section 410(b)(6)(C) until the date the acquiring Employer extends coverage to such Employees

•	any Self-Employed Individual

•	any individual classified by the Employer as a Supplemental Worker.
“Disabled” means a Participant can no longer continue in the service of his employer because of a mental or physical condition that is likely to result in death or is expected to be of long-continued or indefinite duration. A Participant shall be considered Disabled only if:
•	He is found to be disabled by the Social Security Administration.
The “Earned Income” of an individual means the net earnings from self employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the individual’s Employer to a qualified plan to the extent the contributions are deductible under Code Section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f).
An “Eligible Employee” means any Covered Employee who has met the eligibility requirements of Article III to participate in the Plan.
The “Eligibility Service” of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.
An “Employee” means any common law employee of an Employer or a Related Company, any Self-Employed Individual, and any Leased Employee.
An “Employer” means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX, including Chemineer, Inc.

Edlon, Inc.
Pfaudler, Inc.
Moyno, Inc.
Robbins & Myers Energy Systems, Inc.
Robbins & Myers Energy Systems, L.P.
Tarby, Inc.
Romaco, Inc.
An “Employer Contribution” means the amount, if any, that an Employer contributes to the Plan on behalf of its Eligible Employees in accordance with the provisions of Article VI or Article XXII and that an Eligible Employee may not elect instead to receive in cash.
An “Enrollment Date” means the first day of the calendar month coincident with or next following the date on which the Employee completes his first hour of service with an Employer.
In addition to the foregoing, January 1, 2010 is also an Enrollment Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.
A “401(k) Contribution” means any amount contributed to the Plan on behalf of a Participant that the Participant could elect to receive in cash, but that the Participant elects, either affirmatively or pursuant to an automatic enrollment or automatic escalation provision, to have contributed to the Plan in accordance with the provisions of Article IV as either a Pre-Tax 401(k) Contribution or a Roth 401(k) Contribution.
The “General Fund” means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.
A “Highly Compensated Employee” means any Covered Employee who is a “highly compensated active employee” as defined hereunder.
A “highly compensated active employee” includes any Covered Employee who performs services for an Employer or any Related Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the “look back year” or (ii) received “compensation” from the Employers and Related Companies during the “look back year” in excess of the dollar amount in effect under Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $80,000 for “look back years” beginning in 1997, adjusted using as the base period the calendar quarter ending September 30, 1996).
The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.
For purposes of this definition, the following terms have the following meanings:
•	An Employee’s “compensation” means his “415 compensation” as defined in Section 7.1.

•	The “look back year” means the 12-month period immediately preceding the Plan Year.
An “Hour of Service” with respect to an Employee means each hour, if any, that may be credited to him in accordance with the provisions of Article II.
An “Investment Fund” means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.
A “Leased Employee” means any person (other than an “excludable leased employee”) who performs services for an Employer or a Related Company (the “recipient”) (other than an employee of the “recipient”) pursuant to an agreement between the “recipient” and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the “recipient”. An “excludable leased employee” means any Leased Employee of the “recipient” who is (a) covered by a money purchase pension plan maintained by the “leasing organization” which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of 415 compensation (as defined in Section 7.1), (ii) full and immediate vesting, and (iii) immediate participation by employees of the “leasing organization” or (b) performs substantially all of his services for the “leasing organization” or (c) whose compensation from the “leasing organization” in each Plan Year during the four-year period ending with the Plan Year is less than $1,000. Notwithstanding the foregoing, a person shall not be treated as an “excludable leased employee” if Leased Employees (including any individual who would otherwise be considered an “excludable leased employee”) constitute more than 20 percent of the “recipient’s” nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a Leased Employee by the “leasing organization” that are attributable to services performed for the “recipient” shall be treated as provided by the “recipient”.
Notwithstanding the foregoing, if any person who performed services for a “recipient” pursuant to an agreement between the “recipient” and the “leasing organization” becomes a Covered Employee, all service performed by such person for the “recipient” shall be treated as employment with an Employer as an Employee, even if performed on less than a full-time basis, for less than a full year, or while an “excludable leased employee.”
A “Matching Contribution” means any Employer Contribution made to the Plan on account of a Participant’s 401(k) Contributions as provided in Article VI. Matching Contributions include the following:
•	Regular Matching Contributions

•	any such contribution that is designated by an Employer as a Qualified Matching Contribution
A “Nonelective Contribution” means any Employer Contribution made to the Plan as provided in Article VI that is not contingent upon a Participant’s “elective contributions” or “employee contributions” as those terms are defined in Section 7.1.
Nonelective Contributions do not include the following:
•	Safe Harbor Nonelective Contributions

•	Matching Contributions
The “Normal Retirement Date” of an Employee means the date he attains age 65.
A “Participant” means any person who has satisfied the requirements of Article III to become an Eligible Employee and who has an Account in the Trust.
The “Plan” means the Robbins & Myers, Inc. Retirement Savings Plan, as from time to time in effect.
A “Plan Year” means the 12-consecutive-month period ending each December 31.
A “Predecessor Employer” means any company that is a predecessor organization to an Employer under the Code, provided that the Employer maintains a plan of such predecessor organization.
A “Pre-Tax 401(k) Contribution” means any 401(k) Contribution made to the Plan on behalf of a Participant that is not includable in the Participant’s taxable gross income, pursuant to Code Section 401(k), until distributed from the Plan.
A “Qualified Matching Contribution” means any Matching Contribution made to the Plan as provided in Article VI that is 100 percent vested when made and may be taken into account to satisfy the limitations on 401(k) Contributions made by Highly Compensated Employees under Article VII.

A “Regular Matching Contribution” means any Matching Contribution made to the Plan at the rate specified in Article VI, other than the following:
•	Matching Contributions re-characterized by the Employer as Qualified Matching Contributions
A “Related Company” means any corporation or business, other than an Employer, that would be aggregated with an Employer for a relevant purpose under Code Section 414, including members of an affiliated service group under Code Section 414(m), a controlled group of corporations under Code Section 414(b), or a group of trades of businesses under common control under Code Section 414(c) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) .
A Participant’s “Required Beginning Date” means the following:
•	for a Participant who is not a “five percent owner”, April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 1/2 or (ii) retirement

•	for a Participant who is a “five percent owner”, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.
A Participant is a “five percent owner” if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a “five percent owner” hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.
A “Rollover Contribution” means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.
A “Roth 401(k) Contribution” means any 401(k) Contribution made on behalf of a Participant for a Plan Year beginning after December 31, 2005, that is irrevocably designated as being made pursuant to, and is intended to comply with, Code Section 402A. Roth 401(k) Contributions are includable in a Participant’s taxable gross income for the year in which they are contributed to the Plan.
A “Safe Harbor Nonelective Contribution” means any Employer Contribution designated as such and made to the Plan as provided in Article VI that meets the requirements of Code Section 401(k)(12)(C).
A “Self-Employed Individual” means any individual who has Earned Income for the taxable year from the trade or business with respect to which the Plan is established or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

The “Settlement Date” of a Participant means the date on which a Participant’s interest under the Plan becomes distributable in accordance with Article XV.
The “Sponsor” means Robbins & Myers, Inc., and any successor thereto.
A Participant’s “Spouse” means the person of the opposite sex to whom the Participant is married in a legal union between one man and one woman as husband and wife.
A “Sub-Account” means any of the individual sub-accounts of a Participant’s Account that is maintained as provided in Article VIII.
A “Supplemental Worker” means an individual retained by an Employer on or after February 1, 2008 to perform a specific, closed-ended assignment.
A “Transfer Contribution” means any amount transferred to the Plan on an Employee’s behalf directly from another qualified plan pursuant to a trust to trust transfer as provided in Section 21.19.
The “Trust” means the trust maintained by the Trustee under the Trust Agreement.
The “Trust Agreement” means the agreement entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto.
The “Trustee” means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.
A “Trust Fund” means any fund maintained under the Trust by the Trustee.
A “Valuation Date” means each day that the New York Stock Exchange is open for business.
The “Vesting Service” of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.
1.2	Interpretation
Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II
SERVICE
2.1	Special Definitions
For purposes of this Article, the following terms have the following meanings:
The “continuous service” of an Employee means the continuous service credited to him in accordance with the provisions of this Article.
The “employment commencement date” of an employee means the date he first completes an Hour of Service, as described in Section 2.2(a).
A “maternity/paternity absence” means an Employee’s absence from employment with an Employer or a Related Company because of the Employee’s pregnancy, the birth of the Employee’s child, the placement of a child with the Employee in connection with the Employee’s adoption of the child, or the caring for the Employee’s child immediately following the child’s birth or adoption. An Employee’s absence from employment will not be considered a maternity/paternity absence unless the Employee furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.
The “reemployment commencement date” of an Employee means the first date following a “service break” on which he again completes an Hour of Service, as described in Section 2.2(a).
A “service break” with respect to an Employee means any 12-consecutive-month period beginning on the Employee’s “severance date” and anniversaries of his “severance date” in which he does not complete an Hour of Service, as described in Section 2.2(a).
The “severance date” of an Employee means the earlier of (i) the date on which he retires, dies, or his employment with all Employers and Related Companies is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with all Employers and Related Companies for any other reason; provided, however, that if he terminates employment with or is absent from work with all Employers and Related Companies on account of service with the armed forces of the United States, he shall not incur a “severance date” if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights, but, if he does not return to work within such period, his “severance date” shall be the earlier of the date which is one year after his absence commenced or the last day of the period during which he retains such reemployment rights.

2.2	Crediting of Hours of Service
An Employee shall be credited with an Hour of Service for:
(a)	Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or a Related Company during the applicable period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours.

(b)	Subject to the provisions of Section 2.3, each hour for which he is paid, or entitled to payment, by an Employer, a Predecessor Employer, or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence.

(c)	Each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights; provided, however, that the same Hour of Service shall not be credited under paragraph (b) of this Section and under this paragraph (c).

(d)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, a Predecessor Employer, or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.3.
Except as otherwise specifically provided with respect to Predecessor Employers, Hours of Service shall not be credited for employment with a corporation or business prior to the date such corporation or business becomes a Related Company.
2.3	Limitations on Crediting of Hours of Service
In the application of the provisions of Section 2.2(b), the following shall apply:
(a)	An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(b)	Hours of Service shall not be credited with respect to a payment which solely reimburses an Employee for medical or medically-related expenses incurred by him.

(c)	A payment shall be deemed to be made by or due from an Employer, a Predecessor Employer, or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(d)	No more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single “computation period”), unless no duties are performed due to service with the armed forces of the United States for which the Emlpoyee retains reemployment rights as provided in Section 2.2(c).
2.4	Department of Labor Rules
The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to particular periods, are hereby incorporated into the Plan by reference.
2.5	Crediting of “Continuous Service”
An Employee shall be credited with “continuous service” for the aggregate of the periods of time between his “employment commencement date” or any “reemployment commencement date” and the “severance date” that next follows such “employment commencement date” or “reemployment commencement date”; provided, however, that an Employee who has a “reemployment commencement date” within the 12-consecutive-month period following the earlier of the first date of his absence or his “severance date” shall be credited with “continuous service” for the period between his “severance date” and “reemployment commencement date”.
2.6	Eligibility Service
Because there are no Eligibility Service requirements to participate in the Plan, there shall be no Eligibility Service credited under the Plan.
2.7	Vesting Service
Vesting Service shall be determined in accordance with the following provisions:
(a)	An Employee shall be credited with Vesting Service equal to his “continuous service”. Vesting Service shall be computed to the nearest 1/12th of a year treating each calendar month or portion of a calendar month in which an Employee is credited with “continuous service” as 1/12th year of Vesting Service.
(b)	Notwithstanding the provisions of paragraph (a), “continuous service” completed by an Employee prior to a “severance date” shall not be included in determining the Employee’s years of Vesting Service unless:
(i)	the Employee has a “reemployment commencement date” within the 12-consecutive-month period following the “severance date”,

(ii)	the Employee completes 12-consecutive months of “continuous service” after the “severance date” and the Employee had a nonforfeitable right to any portion of his Account, excluding that portion of his Account that is attributable to After-Tax or Rollover Contributions, as of the “severance date”, or

(iii)	the Employee completes 12-consecutive months of “continuous service” after the “severance date” and the Employee’s “service break” is less than the greater of 5 years or his period of “continuous service” determined as of his “severance date”; provided, however, that solely for purposes of applying this paragraph, if an Employee is on a “maternity/paternity absence” beyond the first anniversary of the first day of such absence, his “severance date” shall be the second anniversary of the first day of such “maternity/paternity absence”.
(c)	Vesting service shall include Years of Service credited to a former FCE Participant under the FCE Plan.
2.8	Exclusion of Vesting Service Earned Following a Break for Determining Vested Interest in Prior Account
Notwithstanding any other provision of the Plan to the contrary, Vesting Service completed by an Employee after his “reemployment commencement date” shall not be included in determining his vested interest in his Account attributable to employment prior to his immediately preceding “severance date” if his “service break” is equal to or greater than 5 years. For purposes of applying this Section, if an Employee is on a “maternity/paternity absence” beyond the first anniversary of the first day of such absence, his “severance date” shall be the second anniversary of the first day of such “maternity/paternity absence”.
2.9	Crediting of Service on Transfer or Amendment
Notwithstanding any other provision of the Plan to the contrary, if as a result of a Plan amendment or a transfer from employment covered under another qualified plan maintained by an Employer or a Related Company, the service crediting method applicable to an Employee changes between the elapsed time method described in Treasury Regulations Section 1.410(a)-7 and the Hours of Service method described in Department of Labor Regulations Sections 2530.200 through 2530.203, an affected Employee shall be credited with Vesting Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

ARTICLE III
ELIGIBILITY
3.1	Eligibility
Each Covered Employee who was an Eligible Employee immediately prior to January 1, 2010 shall continue to be an Eligible Employee on January 1, 2010.
Each other Employee shall become an Eligible Employee as of the applicable Enrollment Date upon becoming a Covered Employee.
3.2	Transfers of Employment
If an Employee is transferred directly from employment with an Employer or with a Related Company in a capacity other than as a Covered Employee to employment as a Covered Employee, he shall become an Eligible Employee as of the later of the date he is so transferred or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had been a Covered Employee for his entire period of employment with the Employer or Related Company.
3.3	Reemployment
If a person who terminated employment with an Employer and all Related Companies is reemployed as a Covered Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. If such person was not an Eligible Employee prior to his termination of employment, but had satisfied the requirements of Section 3.1 prior to such termination, he shall become an Eligible Employee as of the later of the date he is reemployed or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had continued employment as a Covered Employee. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.
3.4	Notification Concerning New Eligible Employees
Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.
3.5	Effect and Duration
Upon becoming an Eligible Employee, a Covered Employee shall be entitled to make 401(k) Contributions to the Plan in accordance with the provisions of Article IV and receive allocations of Employer Contributions in accordance with the provisions of Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to make 401(k) Contributions to the Plan and to participate in allocations of Employer Contributions only so long as he continues employment as a Covered Employee.

ARTICLE IV
401(K) CONTRIBUTIONS
4.1	401(k) Contributions
Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have 401(k) Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee’s election shall include his authorization for his Employer to reduce his Compensation and to make 401(k) Contributions on his behalf.
401(k) Contributions on behalf of an Eligible Employee shall commence as soon as administratively practicable on or after the Enrollment Date on which he first becomes eligible to participate.
4.2	Amount of 401(k) Contributions
The amount of 401(k) Contributions to be made each payroll period on behalf of an Eligible Employee by his Employer shall be a percentage, expressed in the increments prescribed by the Administrator, of the Eligible Employee’s Compensation of not less than 1 percent nor more than 75 percent. In the event an Eligible Employee elects to have his Employer make 401(k) Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.
4.3	Roth 401(k) Contributions
An Eligible Employee may designate that a portion or all of his 401(k) Contributions for each payroll period be treated as Roth 401(k) Contributions. Any such designation must be made before the Compensation to which the Participant’s 401(k) Contribution relates becomes available to the Eligible Employee and shall remain in effect until the Eligible Employee amends his election as prescribed in this Article. If an Eligible Employee does not affirmatively designate that his 401(k) Contributions are to be treated as Roth 401(k) Contributions, the Eligible Employee will be considered to have designated that his 401(k) Contributions are to be treated as Pre-Tax 401(k) Contributions.
4.4	Catch-Up 401(k) Contributions
An Eligible Employee who is or will be age 50 or older by the end of the taxable year may make Catch-Up 401(k) Contributions to the Plan in excess of the limits otherwise applicable to 401(k) Contributions under the Plan, but not in excess of the dollar limit in effect under Code Section 414(v)(2)(B)(i) for the taxable year ($5,000 for 2006). Otherwise applicable limits that do not apply to Catch-Up 401(k) Contributions include, but are not limited to, the percentage of Compensation limit specified in Section 4.2, the

Code Section 402(g) limit described in Article VII, and the Code Section 415 limit on annual additions described in Article VII.
If the percentage of Compensation limit specified in Section 4.2 changes during the Plan Year, the applicable limit under Section 4.2 for purposes of determining Catch-Up 401(k) Contributions for an Eligible Employee for such Plan Year shall be the sum of the dollar amounts of the limits applicable to the Eligible Employee for each portion of the Plan Year.
Except as otherwise specifically provided in Article VII, an Eligible Employee’s Catch-Up 401(k) Contributions shall be treated as Pre-Tax and/or Roth 401(k) Contributions in accordance with the Eligible Employee’s election as in effect on the date the Compensation to which the Participant’s Catch-Up 401(k) Contribution relates becomes available to the Eligible Employee.
4.5	Automatic Enrollment
Except as otherwise specifically provided in this Section, an Employer shall commence 401(k) Contributions on behalf of each of its Covered Employees at the time he becomes an Eligible Employee in an amount equal to 2 percent of the Eligible Employee’s Compensation. The provisions of this Section shall not apply to any Eligible Employee who makes an affirmative election as provided below.
The Compensation otherwise payable to an Eligible Employee to whom this Section applies shall be reduced by the amount of the 401(k) Contributions to be made on his behalf hereunder.
401(k) Contributions made on behalf of an Eligible Employee hereunder shall be treated as Pre-Tax 401(k) Contributions.
An Eligible Employee to whom this Section would otherwise apply may affirmatively elect, in accordance with rules prescribed by the Administrator, either (i) not to have 401(k) Contributions made on his behalf or (ii) to have 401(k) Contributions made on his behalf in a different amount.
Such Eligible Employee may also affirmatively designate that any portion or all of the 401(k) Contributions to be made on his behalf hereunder be treated as Roth 401(k) Contributions.
Such affirmative election must be recorded with the Administrator either prior to the date the Employee becomes an Eligible Employee or within a reasonable period of time following such date, but not later than the first date Compensation subject to reduction hereunder becomes available to the Eligible Employee.
If an Eligible Employee does not make the affirmative election described herein within the prescribed time period, 401(k) Contributions shall commence as of the date prescribed in Section 4.1 and shall continue to be made on his behalf in accordance with the provisions of this Section until the Eligible Employee elects to change the amount of his Compensation that his Employer contributes as 401(k) Contributions, to have 401(k) Contributions suspended, or to change the designation of future 401(k) Contributions as Pre-Tax or Roth 401(k) Contributions, as provided in this Article.
Notwithstanding anything to the contrary herein, a Participant may elect, no later than 90 days after the date of the first 401(k) Contribution made on behalf of the Participant by reason of the automatic enrollment provisions of this Section 4.5, to withdraw all 401(k) Contributions (adjusted for any earnings or losses attributable thereto) made pursuant to this Section 4.5 through the date of the above-described election. To be effective, such election must be made within the timeframe specified herein to the party designated by the Corporate Benefits Committee to receive and administer such elections. Matching Contributions, if any, made to a Participant’s Account attributable to 401(k) Contributions withdrawn pursuant to this provision shall be forfeited and applied pursuant to Section 6.16.
4.6	Notice of Automatic Enrollment
Within a reasonable period of the date an Employee becomes an Eligible Employee, the Administrator shall provide the Employee with a notice explaining the automatic reduction in his Compensation for purposes of making 401(k) Contributions in accordance with the preceding Section and the Employee’s right to affirmatively elect either a different reduction amount or no reduction.
The notice shall also explain that, unless the Eligible Employee affirmatively elects otherwise, 401(k) Contributions made in accordance with the preceding Section shall be treated as Pre-Tax 401(k) Contributions. The notice shall describe the procedures for making an election hereunder and the period in which such an election may be made. In addition, the Administrator shall provide annual notice to Eligible Employees of the amount by which their Compensation is being reduced for purposes of making 401(k) Contributions, if any, and their right to change such amount as provided in the Plan.
4.7	Contributions Limited to Effectively Available Compensation
Notwithstanding any other provision of the Plan or of an Eligible Employee’s salary reduction authorization, in no event will 401(k) Contributions, including Catch-Up 401(k) Contributions, be made for a payroll period in excess of an Eligible Employee’s “effectively available” Compensation. Effectively available Compensation means the Compensation remaining after all other required amounts have been withheld, e.g., tax withholding, withholding for contributions to a cafeteria plan under Code Section 125, etc.
4.8	Amendments to Reduction Authorization
An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as 401(k) Contributions and/or to change his designation of all or a part of his

401(k) Contributions as Pre-Tax or Roth 401(k) Contributions. An Eligible Employee may amend his reduction authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may prescribe. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV. 401(k) Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.
4.9	Suspension of 401(k) Contributions
An Eligible Employee on whose behalf 401(k) Contributions are being made may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice of his election as the Administrator may prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until 401(k) Contributions are resumed as hereinafter set forth.
4.10	Resumption of 401(k) Contributions
An Eligible Employee who has voluntarily suspended his 401(k) Contributions may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times during the Plan Year as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may prescribe.
4.11	Delivery of 401(k) Contributions
As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all 401(k) Contributions attributable to such amounts. In no event shall an Employer deliver 401(k) Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the 401(k) Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.
4.12	Vesting of 401(k) Contributions
A Participant’s vested interest in his 401(k) Contributions Sub-Account, including his separate Roth 401(k) Contributions Sub-Account, shall be at all times 100 percent.

ARTICLE V
AFTER-TAX AND ROLLOVER CONTRIBUTIONS
5.1	After-Tax Contributions
Eligible Employees are not currently permitted to make After-Tax Contributions to the Plan. However, the Plan includes assets attributable to After-Tax Contributions made to the Plan prior to the effective date of this amendment and restatement.
5.2	Rollover Contributions
Subject to any restrictions contained in this Article, a Covered Employee who is eligible to receive or receives an “eligible rollover distribution,” within the meaning of Code Section 402(c)(4), or a distribution from an individual retirement account or annuity that is eligible for rollover to the Plan in accordance with the provisions of Code Section 408(d)(3)(B) may elect to make a Rollover Contribution to the Plan. The Administrator may require a Covered Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to a qualified retirement plan. A Covered Employee shall make a Rollover Contribution to the Plan by delivering or causing to be delivered to the Trustee the cash that constitutes the Rollover Contribution amount.
A Covered Employee who makes a Rollover Contribution to the Plan before becoming an Eligible Employee in accordance with the provisions of Article III shall be treated as a Participant for purposes of his Rollover Contributions.
5.3	Direct Rollovers to Plan
The Plan will accept “eligible rollover distributions” that are rolled over directly to the Plan (“direct rollovers”) from the following:
•	a qualified plan described in Code Section 401(a) or 403(a), including amounts attributable to designated Roth contributions, as described in Code Section 402A

•	an annuity contract described in Code Section 403(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions

•	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state

•	an individual retirement account or annuity described in Code Section 408(a) or 408(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions

5.4	Participant Rollovers to Plan
The Plan will accept “eligible rollover distributions” that are first distributed to a Covered Employee (“participant rollovers”) from the following:
•	a qualified plan described in Code Section 401(a) or 403(a), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions

•	an annuity contract described in Code Section 403(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions

•	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state

•	an individual retirement account or annuity described in Code Section 408(a) or 408(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions
A Covered Employee who received a distribution that he is rolling over to the Plan, must deliver the cash constituting his Rollover Contribution to the Trustee within 60 days of receipt of the eligible rollover distribution. Such delivery must be made in the manner prescribed by the Administrator.
5.5	Restrictions on Rollover Contributions
Rollover Contributions to the Plan are subject to the following:
•	the Plan shall not accept a Rollover Contribution of any promissory note attributable to a plan loan

•	a direct rollover from a qualified plan may not include after-tax employee contributions

•	a participant rollover may not include designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions
5.6	Treatment of Designated Roth Contributions that are Rolled Over to the Plan
If a Covered Employee elects to roll over amounts attributable to designated Roth contributions, as described in Code Section 402A, the Trustee shall account for such amounts separately from other Rollover Contributions. If the Plan accepts a direct rollover attributable to designated Roth contributions, the Trustee and the Administrator shall be entitled to rely on a statement from the distributing plan’s administrator identifying (i) the Covered Employee’s basis in the rolled over amounts and (ii) the date on which the Covered Employee’s 5-taxable-year period of participation (as required under Code Section 402A(d)(2) for a qualified distribution of designated Roth contributions) started under the distributing plan. If the 5-taxable-year period of participation under the distributing plan would end sooner than the Covered Employee’s 5-taxable-year period of participation under the Plan, the 5-taxable-year period of participation applicable under the distributing plan shall continue to apply with respect to the Rollover Contribution.
Designated Roth contributions that are rolled over to the Plan shall be subject to the provisions of the Plan applicable to Rollover Contributions rather than the provisions applicable to Roth 401(k) Contributions.
5.7	Vesting of After-Tax Contributions and Rollover Contributions
A Participant’s vested interest in his After-Tax Contributions Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100 percent.

ARTICLE VI
EMPLOYER CONTRIBUTIONS
6.1	Contribution Period
The Contribution Periods for Employer Contributions shall be as follows:
(a)	The Contribution Period for Regular Matching Contributions under the Plan is each payroll period.

(b)	The Contribution Period for Nonelective Contributions under the Plan is each Plan Year.

(c)	The Contribution Period for Safe Harbor Nonelective Contributions is each Plan Year.
6.2	Nonelective Contributions
Each Employer may, in its discretion, make a Nonelective Contribution to the Plan for the Contribution Period in an amount determined by the Sponsor.
6.3	Allocation of Nonelective Contributions
Any Nonelective Contribution made by an Employer for a Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Nonelective Contributions described in this Article. The allocable share of each such Eligible Employee shall be in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Eligible Employees.
6.4	Qualified Nonelective Contributions
An Employer may designate any portion or all of its Nonelective Contribution as a Qualified Nonelective Contribution; provided, however, that the amount designated by the Employer as a Qualified Nonelective Contribution shall not exceed the “QNEC limit” described below. Nonelective Contributions that are designated as Qualified Nonelective Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.
For purposes of this Article, the “QNEC limit” means the product of the Eligible Employee’s “test compensation” (as defined in Section 7.1) for the Plan Year multiplied by the greater of 5 percent or two times the Plan’s “representative contribution rate”. The “QNEC limit” will be applied separately in allocating Qualified Nonelective Contributions that may included in calculating an Eligible Employee’s “deferral percentage” (as defined in Section 7.1) and his “contribution percentage” (as defined in Section 7.1).

The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any Eligible Employee who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all Eligible Employees who are not Highly Compensated Employees for the Plan Year or (ii) the group of all Eligible Employees who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Related Company on the last day of the Plan Year, whichever results in the greater amount. An Eligible Employee’s “applicable contribution rate” for purposes of calculating his “deferral percentage” means (i) the sum of the Eligible Employee’s Qualified Matching Contributions included in calculating his “deferral percentage” and the Qualified Nonelective Contributions allocated to the Eligible Employee for the Plan Year (excluding any Qualified Nonelective Contributions that are included in calculating his “contribution percentage for the Plan Year) (ii) divided by the Eligible Employee’s “test compensation” for the Plan Year. An Eligible Employee’s “applicable contribution rate” for purposes of calculating his “contribution percentage” means (i) the sum of the Eligible Employee’s Matching Contributions included in calculating his “contribution percentage” and the Qualified Nonelective Contributions allocated to the Eligible Employee for the Plan Year (excluding any Qualified Nonelective Contributions that are included in calculating his “deferral percentage for the Plan Year) (ii) divided by the Eligible Employee’s “test compensation” for the Plan Year.
6.5	Amount and Allocation of Regular Matching Contributions
Each Employer shall make a Regular Matching Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Regular Matching Contributions described in this Article.
The amount of such Regular Matching Contribution shall be equal to 50 percent of the 401(k) Contributions made for the Contribution Period on behalf of such Eligible Employee.
6.6	Limits on Matching Contributions
Notwithstanding any other provision of this Article to the contrary, the following limits apply in determining the amount and allocation of Regular Matching Contributions with respect to an Eligible Employee for a Contribution Period:
(a)	401(k) Contributions that exceed 6 percent of the Eligible Employee’s Compensation for the Contribution Period, excluding any Compensation earned by the Eligible Employee during the Contribution Period, but prior to the date on which the Employee first became an Eligible Employee are excluded from the match

(b)	Catch-Up 401(k) Contributions are excluded from the match

6.7	Qualified Matching Contributions
An Employer may designate any portion or all of its Matching Contribution as a Qualified Matching Contribution; provided, however, that the amount designated by the Employer as a Qualified Matching Contribution with respect to an Eligible Employee shall not exceed the “QMAC limit” described below. Amounts that are designated as Qualified Matching Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.
For purposes of this Section, the following terms have the following meanings:
(a)	The “QMAC limit” applicable to an Eligible Employee means the greatest of (1) 5 percent of the Eligible Employee’s Compensation, (2) the Eligible Employee’s 401(k) Contributions for the Plan Year, or (3) 2 times the “representative match rate” multiplied by the Eligible Employee’s 401(k) Contributions for the Plan Year.

(b)	The “representative match rate” means the lowest “match rate” for any Eligible Employee who is not a Highly Compensated Employee for the Plan Year and who is in either (1) a determination group consisting of 1/2 of all Eligible Employees during the Plan Year who are not Highly Compensated Employees for the Plan Year or (2) the group consisting of all Eligible Employees who are employed by an Employer or a Related Company on the last day of the Plan and who are not Highly Compensated Employees for the Plan Year, whichever would provide the greater representative rate.

(c)	A “match rate” means the Matching Contributions made on behalf of an Eligible Employee for the Plan Year divided by the Eligible Employee’s 401(k) Contributions for the Plan Year; provided, however, that if Matching Contributions are made at different rates for different levels of Compensation, the “match rate” shall be determined assuming 401(k) Contributions equal to 6 percent of “test compensation”, as defined in Section 7.1.
6.8	Amount and Allocation of Safe Harbor Nonelective Contributions
Each Employer shall make a Safe Harbor Nonelective Contribution on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Safe Harbor Nonelective Contributions described in this Article, other than any such Eligible Employee who is a collectively-bargained employee. The amount of the Safe Harbor Nonelective Contribution shall be equal to three percent of the Eligible Employee’s Compensation for the Contribution Period.
6.9	Verification of Amount of Employer Contributions by the Sponsor
The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the

Employer Contribution to be made by each Employer with respect to a Covered Employee who transfers from employment with one Employer as a Covered Employee to employment with another Employer as a Covered Employee.
6.10	Payment of Employer Contributions
Employer Contributions made for a Contribution Period shall be paid in cash or in qualifying employer securities, as defined in ERISA Section 407(d)(5), to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.
Any in kind contribution made under the terms of the Plan shall be discretionary and unencumbered.
In no event shall an Employer deliver Matching Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Matching Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.
6.11	Allocation Requirements for Employer Contributions
An Eligible Employee shall be eligible to receive an allocation of Employer Contributions under this Article only if he satisfies any requirements specified in the applicable contribution Section and also meets the requirements of this Section.
(a)	A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Nonelective Contributions for such Contribution Period only if (i) he is employed by an Employer or a Related Company on the last day of the Contribution Period and (ii) he has completed at least 1 Hours of Service during the Contribution Period. The number of Hours of Service required to receive an allocation of Nonelective Contributions hereunder shall be pro-rated for any short Contribution Period.

(b)	A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Regular Matching Contributions for such Contribution Period.

(c)	A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Safe Harbor Nonelective Contributions for such Contribution Period.
6.12	Exceptions to Allocation Requirements for Employer Contributions
There are no exceptions to the allocation requirements set forth in Section 6.11 unless required by law.

6.13	Vesting of Employer Contributions
A Participant’s vested interest in his Qualified Matching and Safe Harbor Nonelective Contributions Sub-Accounts shall be at all times 100 percent.
A Participant’s vested interest in his Nonelective and Regular Matching Contributions Sub-Accounts shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 1	0%
1, but less than 2	33.33%
2, but less than 3	66.66%
3 or more	100%
6.14	100% Vesting Events
Notwithstanding any other provision of the Plan to the contrary, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his full Employer Contributions Sub-Account shall be 100 percent, without regard to the number of his years of Vesting Service.
6.15	Election of Former Vesting Schedule
If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant’s vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment.

6.16	Forfeitures to Reduce Employer Contributions
Notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures occurring during the Plan Year or any prior Plan Year that are not used to pay Plan expenses and that are applied against Employer Contributions as provided in Article VII or XIV, as applicable.

ARTICLE VII
LIMITATIONS ON CONTRIBUTIONS
7.1	Definitions
For purposes of this Article, the following terms have the following meanings:
The “annual addition” with respect to a Participant for a “limitation year” means the sum of the following amounts allocated to the Participant for the “limitation year”:
(a)	all employer contributions allocated to the Participant’s account under any qualified defined contribution plan maintained by an Employer or a Related Company, including “elective contributions” and amounts attributable to forfeitures applied to reduce the employer’s contribution obligation, but excluding “catch-up contributions”

(b)	all “employee contributions” allocated to the Participant’s account under any qualified defined contribution plan maintained by an Employer or a Related Company or any qualified defined benefit plan maintained by an Employer or a Related Company if separate accounts are maintained under the defined benefit plan with respect to such employee contributions

(c)	all forfeitures allocated to the Participant’s account under any qualified defined contribution plan maintained by the Employer or a Related Company

(d)	all amounts allocated to an individual medical benefit account, as described in Code Section 415(l)(2), established for the Participant as part of a pension or annuity plan maintained by the Employer or a Related Company

(e)	if the Participant is a key employee, as defined in Code Section 419A(d)(3), all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits allocated to the Participant’s separate account under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Company

(f)	all allocations to the Participant under a simplified employee pension
A “catch-up contribution” means any elective deferral, as defined in Code Section 414(v)(2)(C), that is treated as a catch-up contribution in accordance with the provisions of Code Section 414(v).
An “elective contribution” means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in

Code Section 402(h)(1)(B), or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. For purposes of applying the limitations described in this Article VII, the term “elective contribution” includes designated Roth contributions and excludes “catch-up contributions”.
An “elective 401(k) contribution” means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k) including a designated Roth contribution. For purposes of applying the limitations described in this Article VII, the term “elective 401(k) contribution” excludes “catch-up contributions”.
An “employee contribution” means any employee after-tax contribution allocated to an Eligible Employee’s account under any qualified plan of an Employer or a Related Company.
An “excess deferral” with respect to a Participant means that portion of a Participant’s 401(k) Contributions, excluding Catch-Up 401(k) Contributions, for his taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or a Related Company and excluding any “catch-up contributions”), would exceed the dollar limit imposed under Code Section 402(g) as in effect on January 1 of the calendar year in which such taxable year begins and is includible in the Participant’s gross income under Code Section 402(g).
The “415 compensation” of a Participant for any “limitation year” means the Participant’s remuneration for services, including (A) his wages, salaries, fees for professional service, and all other amounts received (without regard to whether such amounts are paid in cash) for personal services actually rendered in the course of employment with an Employer or a Related Company, to the extent the amounts would have been received and includible in gross income, including, but not limited to, commissions paid to salesperson, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulations Section 1.62-2(c), (B) in case of a Participant who is an employee within the meaning of Code Section 401(c)(1), the Participant’s earned income, as described in Code Section 401(c)(2) and regulations issued thereunder, (C) amounts described in Code Section 104(a)(3), 105(a), or 105(h), but only to the extent such amounts are includible in the gross income of the Participant, (D) amounts paid or reimbursed by the Employer or a Related Company for moving expenses incurred by the Participant, but only to the extent it is reasonable to believe the amounts are not deductible by the Participant under Code Section 217, (E) the value of a non-statutory option (an option other than a statutory option, as defined in Treasury Regulations

Section 1.421-1(b)) granted to the Participant by the Employer or a Related Company, but only to the extent that the value of the option is includible in the gross income of the Participant for the taxable year in which granted, (F) amounts includible in the gross income of the Participant upon making an election described in Code Section 83(b), and (G) amounts that are includible in the gross income of the Participant under the rules of Code Section 409A or 457(f)(1)(A) or because the amounts are constructively received by the Participant. “415 compensation” excludes (i) contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made on behalf of the Participant by an Employer or a Related Company to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p)), whether or not qualified, to the extent that, before application of the limitations of Code Section 415 to such plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (ii) any distributions from a plan of deferred compensation, whether or not qualified, (except amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includible in the gross income of the Participant), (iii) amounts realized from the exercise of a non-qualified option or when restricted stock or other property held by the Participant either becomes freely transferable or is no longer subject to substantial risk of forfeiture, (iv) amounts received from the sale, exchange or other disposition of stock acquired under a qualified stock option, (v) any other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant and are not salary reduction amounts that are described in Code Section 125), and (vi) other items that are similar to the items listed in (i) through (v) above.
Effective for “limitation years” beginning in 2005 and thereafter, “415 compensation” does not include amounts paid to a Participant following severance from employment unless such amounts are paid within 2 1/2 months of the Participant’s severance from employment and would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation.
“415 compensation” also includes (i) any elective deferral, as defined in Code Section 402(g)(3) and (ii) any amount contributed or deferred by the Employer or Related Company at the Participant’s election which is not includable in the Participant’s gross income by reason of Code Section 125, 132(f)(4), or 457.
In no event, however, shall the “415 compensation” of a Participant taken into account under the Plan for any “limitation year” exceed the limit in effect under Code Section 401(a)(17) ($220,000 for “limitation years” beginning in 2006, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for “limitation years” beginning in such calendar year). If the “415 compensation” of a

Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for fewer than 12 months.
The “gap period” means the period between the close of the Plan Year in which “excess contributions” were made and the date the contributions are distributed.
A “limitation year” means the Plan Year.
7.2	Code Section 402(g) Limit
In no event shall the amount of the 401(k) Contributions, excluding Catch-Up 401(k) Contributions, made on behalf of an Eligible Employee for his taxable year, when aggregated with any “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his 401(k) Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the 401(k) Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the 401(k) Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.
If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the 401(k) Contributions that, when aggregated with “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be either re-characterized as Catch-Up 401(k) Contributions or distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. If an Eligible Employee has made both Pre-Tax and Roth 401(k) Contributions for the year, the excess shall be deemed to consist first of Pre-Tax 401(k) Contributions made on behalf of the Eligible Employee.
If excess 401(k) Contributions are distributed to a Participant or are re-characterized as Catch-Up 401(k) Contributions in accordance with this Section, Matching Contributions that are attributable solely to the re-characterized or distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which re-characterization or distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.3	Distribution of “Excess Deferrals”
Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant’s taxable year that “excess deferrals” have been made on his behalf under the Plan for such taxable year, the “excess deferrals”, plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. If the Participant made both Pre-Tax and Roth 401(k) Contributions for the year, the Participant’s notice must also designate whether the “excess deferrals” are Pre-Tax and/or Roth 401(k) Contributions. If the Participant makes no designation, the Administrator shall not distribute “excess deferrals” from the Plan.
If 401(k) Contributions are distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.
7.4	Determination of Income or Loss
The income or loss attributable to contributions in excess of a limit described above that are distributed pursuant to this Article shall be determined for the preceding Plan Year and the “gap period” under the method otherwise used for allocating income or loss to Participants’ Accounts; provided, however, that income or loss for the “gap period” may be determined as of a date that is no more than 7 days before the date of distribution.
7.5	Deemed Satisfaction of the Limitations on 401(k) Contributions and Matching Contributions of Highly Compensated Employees
Notwithstanding any other provision of this Article to the contrary, the Plan is intended to satisfy the nondiscrimination requirements applicable to 401(k) Contributions using the safe harbor provisions of Code Section 401(k)(12).
Except as permitted under Treasury Regulations Section 1.401(k)-3, the Plan may not be amended to cease Safe Harbor Nonelective Contributions and apply the testing requirements described in Treasury Regulations Section 1.401(k)-2.
The Plan shall not be deemed to have satisfied the limitations on 401(k) Contributions of Highly Compensated Employees for any Plan Year unless the ratio of Matching Contributions made with respect to the 401(k) Contributions of each Highly Compensated Employee for the Plan Year is not greater than the ratio of Matching Contributions made with respect to 401(k) Contributions of each non-Highly Compensated Employee who has made 401(k) Contributions for the Plan Year at the same percentage of Compensation for the Plan Year as such Highly Compensated Employee. For purposes of determining such ratio, “matching contributions”, “elective

401(k) contributions”, and “employee contributions”, if “employee contributions” are matched, made by or on behalf of a Highly Compensated Employee under another qualified defined contribution plan for any period during which the Highly Compensated Employee participated simultaneously under both the Plan and such other plan, shall be aggregated with the Matching Contributions and 401(k) Contributions of such Highly Compensated Employee.
The Plan is also intended to satisfy the nondiscrimination requirements applicable to Matching Contributions using the safe harbor provisions of Code Section 401(m)(11).
For purposes of satisfying the safe harbor requirements of Code Section 401(m)(11), the following shall apply:
•	The rate of Matching Contributions made on behalf of an Eligible Employee shall not increase as the Eligible Employee’s 401(k) Contributions increase.

•	No Matching Contributions shall be made with respect to an Eligible Employee’s 401(k) Contributions in excess of 6% of the Eligible Employee’s Compensation .

•	The ratio of Matching Contributions made with respect to the 401(k) Contributions of each Highly Compensated Employee for the Plan Year shall not be greater than the ratio of Matching Contributions made with respect to the 401(k) Contributions of each non-Highly Compensated Employee who has made 401(k) Contributions for the Plan Year at the same percentage of Compensation for the Plan Year as such Highly Compensated Employee. For this purpose, if a Highly Compensated Employee participates in another qualified defined contribution plan that provides for “matching contributions” simultaneously with his participation in the Plan, the “matching contributions”, “employee contributions” that have been matched, and “elective 401(k) contributions” made on behalf of such Highly Compensated Employee under such other plan while he was also an Eligible Employee under the Plan shall be aggregated with the Matching Contributions and 401(k) Contributions made under the Plan. “Employee contributions” under such other plan that have been matched shall be aggregated with the Highly Compensated Employee’s 401(k) Contributions for purposes of applying the limitation contained in this paragraph.

•	Regular Matching Contributions made with respect to 401(k) Contributions made during a Plan Year quarter shall be contributed no later than the last day of the immediately following Plan Year quarter.
Except as permitted under Treasury Regulations Section 1.401(m)-3, the Plan may not be amended to cease Safe Harbor Nonelective Contributions and apply the testing requirements applicable to Matching Contributions under Treasury Regulations Section 1.401(m)-2.

7.6	Notice Requirements for Safe Harbor Nonelective Contributions
For each Plan Year in which an Employer makes a Safe Harbor Nonelective Contribution on behalf of its Eligible Employees, the Employer shall provide such Eligible Employees a comprehensive notice describing the Eligible Employee’s rights and obligations under the Plan. The notice shall include a description of the formula used for determining Safe Harbor Nonelective Contribution
The notice shall be written in a manner calculated to be understood by the average Eligible Employee. The Employer shall provide such notice within one of the following periods, whichever is applicable:
(a)	for an Employee who is an Eligible Employee 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days before the beginning of the Plan Year, or

(b)	for an Employee who becomes an Eligible Employee after that date, within the period beginning 90 days before the date he becomes an Eligible Employee and ending on the date such Employee becomes an Eligible Employee.
Notwithstanding any other provision of the Plan to the contrary, an Eligible Employee shall have a reasonable period (not fewer than 30 days) following receipt of such notice in which to make or amend his election to have his Employer make 401(k) Contributions to the Plan on his behalf.
7.7	Code Section 415 Limitations on Crediting of Contributions and Forfeitures
Notwithstanding any other provision of the Plan to the contrary, the “annual addition” with respect to a Participant for a “limitation year” shall in no event exceed the lesser of (i) the maximum dollar amount permitted under Code Section 415(c)(1)(A), adjusted as provided in Code Section 415(d) (e.g., $42,000 for the “limitation year” ending in 2005) or (ii) 100 percent of the Participant’s “415 compensation” for the “limitation year”; provided, however, that the limit in clause (i) shall be pro rated for any short “limitation year”. The limit in clause (ii) shall not apply to any contribution for medical benefits within the meaning of Code Section 401(h) or 419A(f)(2) after separation from service which is otherwise treated as an “annual addition” under Code Section 419A(d)(2) or 415(l)(1). A Participant’s 401(k) Contributions may be re-characterized as Catch-Up 401(k) Contributions and excluded from the Participant’s “annual additions” for the “limitation year” to satisfy the preceding limitation.
If the “annual addition” to the Account of a Participant in any “limitation year” would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made to the Participant’s Account to the extent necessary in the following order:
401(k) Contributions made on behalf of the Participant for the “limitation year” that have not been matched, if any, shall be reduced. If distribution is to be made to an Eligible Employee hereunder and the Eligible Employee has made both Pre-Tax and Roth 401(k) Contributions for the year, the unmatched Pre-Tax 401(k) Contributions made on behalf of the Eligible Employee shall be distributed in full before any unmatched Roth 401(k) Contributions will be distributed.
401(k) Contributions made on behalf of the Participant for the “limitation year” that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata. If distribution is to be made to an Eligible Employee hereunder and the Eligible Employee has made both Pre-Tax and Roth 401(k) Contributions for the year, the matched Pre-Tax 401(k) Contributions made on behalf of the Eligible Employee shall be distributed in full before any matched Roth 401(k) Contributions will be distributed.
Nonelective Contributions otherwise allocable to the Participant’s Account for the “limitation year”, if any, shall be reduced.
Safe Harbor Nonelective Contributions otherwise allocable to the Participant’s Account for the “limitation year”, if any, shall be reduced.
The amount of any reduction of 401(k) Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the “limitation year”.
Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the “limitation year” and shall be applied against the Employer’s contribution obligation for the next following “limitation year” (and succeeding “limitation years”, as necessary). If a suspense account is in existence at any time during a “limitation year”, all amounts in the suspense account must be applied against the Employer’s contribution obligation before any further contributions that would constitute “annual additions” may be made to the Plan.
For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant’s annual “415 compensation”, a reasonable error in determining the amount of “elective contributions” that may be made with respect to any Participant under the limits of Code Section 415, or other limited facts and circumstances that justify the availability of the provisions set forth above.
7.8	Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan
If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the “annual addition” for the “limitation year” would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, such excess shall be reduced first by returning “employee contributions” made by the Participant to all defined contribution plans for the “limitation year”, and the income attributable thereto, to the extent necessary in the order prescribed by the Administrator. If the limitation contained in the preceding Section still is not satisfied after all such “employee contributions” have been returned, the excess shall be reduced by returning or forfeiting, as provided in each defined contribution plan, “elective contributions” made on the Participant’s behalf to all such plans for the “limitation year”, and, if “elective contributions” are returned, the income attributable thereto, to the extent necessary in the order prescribed by the Administrator. If the limitation contained in the preceding Section still is not satisfied after all such “elective contributions” have been returned or forfeited, the portion of the employer contributions and of forfeitures for the “limitation year” under all such plans that has been allocated to the Participant under such plans but which exceeds the limitation set forth in the preceding Section, shall be deemed a forfeiture for the “limitation year” and shall be disposed of as provided in such plans; provided, however, that the amount of the employer contributions and forfeitures that is a deemed forfeiture under this Section shall be effected in the order prescribed by the Administrator, but first under any defined contribution plan that is not a money purchase pension plan and, if the limitation still is not satisfied, then under such money purchase pension plan.
7.9	Scope of Limitations
The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term “Related Company” shall be adjusted as provided in Code Section 415(h).

ARTICLE VIII
TRUST FUNDS AND ACCOUNTS
8.1	General Fund
The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.
8.2	Investment Funds
The Sponsor shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.
The Sponsor may determine to offer one or more Investment Funds that are invested primarily in equity securities issued by an Employer or a Related Company that are publicly traded and are “qualifying employer securities” as defined in ERISA Section 407(d)(5).
8.3	Loan Investment Fund
If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant’s name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant’s loan Investment Fund shall be invested in the note(s) reflecting the loan(s) made to the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant’s loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.
8.4	Income on Trust
Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.
8.5	Accounts
As of the first date a contribution is made by or on behalf of a Covered Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.
8.6	Sub-Accounts
A Participant’s Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant’s interest in the Trust. Any Roth 401(k) Contributions made to the Plan on behalf of a Participant shall be allocated to a separate Sub-Account maintained with respect to a Participant’s Roth 401(k) Contributions. The Administrator shall maintain a record of the amount of Roth 401(k) Contributions in the Participant’s Roth 401(k) Contributions Sub-Account. Earnings, losses, and other credits and charges shall be allocated on a reasonable and consistent basis among a Participant’s Roth 401(k) Contributions Sub-Account and his other Sub-Accounts under the Plan. No amounts other than Roth 401(k) Contributions and properly attributable earnings shall be credited to a Participant’s Roth 401(k) Contributions Sub-Account.

ARTICLE IX
LIFE INSURANCE CONTRACTS
9.1	No Life Insurance Contracts
A Participant’s Account may not be invested in life insurance contracts on the life of the Participant.

ARTICLE X
DEPOSIT AND INVESTMENT OF CONTRIBUTIONS
10.1	Future Contribution Investment Elections
Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf shall be invested. An Eligible Employee’s investment election shall specify the percentage, in 1 percent increments, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator, in such form as the Administrator shall prescribe. If recorded in accordance with any rules prescribed by the Administrator, a Participant’s change of investment election may be implemented effective any business day.
10.2	Deposit of Contributions
All contributions made on a Participant’s behalf shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant’s currently effective investment election Notwithstanding the foregoing, any contributions made to the Plan in qualifying employer securities shall be allocated to the Employer stock Investment Fund, pending directions to the Administrator regarding their future investment. If no investment election is recorded with the Administrator at the time contributions are to be deposited to a Participant’s Account, his contributions shall be allocated in the Schwab Target Fund with a target retirement date closest to the Participant’s 65th birthday.
10.3	Election to Transfer Between Funds
A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant’s transfer election shall specify a percentage, in 1 percent increments, of the amount eligible for transfer that is to be transferred, which percentage may not exceed 100 percent. Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if recorded in accordance with any rules prescribed by the Administrator, a Participant’s transfer election may be implemented effective any business day.
Notwithstanding any other provision of this Section to the contrary, the Administrator may prescribe such rules restricting Participants’ transfer elections as it deems necessary or appropriate to preclude excessive or abusive trading or market timing.

10.4	404(c) Protection
The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.
A Participant’s directions to the Trustee regarding investment in and transfers to and from the Employer stock Investment Fund shall be communicated in confidence and shall not be divulged to the Employers or to any officer, director, or employee of the Employers. The Sponsor shall establish procedures to provide and maintain such confidentiality and shall appoint a fiduciary with the responsibility of overseeing such procedures. An independent fiduciary shall be appointed to the extent required under Department of Labor Regulations Section 2550.404c-1(d)(2)(ii)(E)(4)(ix) to maintain such confidentiality.
10.5	Voting and Tendering Employer Stock
Each Participant who has an interest in the Employer stock Investment Fund shall have the right to direct the Trustee as to the manner in which the number of shares credited to his Account or, if accounting under the Employer stock Investment Fund is by units of participation, his proportionate interest in the Employer stock Investment Fund, is to be voted. Upon receipt of a Participant’s direction, the Trustee shall vote the shares representing the Participant’s interest in the Employer stock Investment Fund as directed. Except as otherwise required by law or as otherwise provided in the Trust Agreement, if the Trustee does not receive direction from a Participant regarding how to vote the shares representing his interest in the Employer stock Investment Fund, the Trustee shall not vote such shares.
In addition, upon commencement of a tender offer for any securities held in the Employer stock Investment Fund, each Participant who has an interest in the Employer stock Investment Fund shall have the right to direct the Trustee whether or not to tender all or any portion of the shares credited to his Account or, if accounting under the Employer stock Investment Fund is by units of participation, all or any portion of his proportionate interest in the Employer stock Investment Fund. A Participant may change his direction regarding the tender of shares representing his interest in the Employer stock Investment Fund at any time prior to the tender offer withdrawal deadline. The Trustee shall tender or not tender shares representing a Participant’s interest in the Employer stock Investment Fund in accordance with the Participant’s directions. Except as otherwise required by law, if the Trustee does not receive direction from a Participant regarding whether or not to tender the shares representing a Participant’s interest in the Employer stock Investment Fund, the Trustee shall not tender such shares. The proceeds received by the Trustee with respect to shares of stock tendered by the Trustee in accordance with Participants’ directions shall be allocated to the Accounts of those Participants who elected to tender their shares in proportion to their interest in the tendered shares.

All materials provided to other shareholders, including proxy solicitation materials and all tender materials, shall be provided to each Participant with an interest in the Employer stock Investment Fund.
A Participant’s directions to the Trustee hereunder shall be communicated in confidence and shall not be divulged to the Employers or to any officer, director, or employee of the Employers. The Sponsor shall establish procedures to provide and maintain such confidentiality and shall appoint a fiduciary with the responsibility of overseeing such procedures. An independent fiduciary shall be appointed to the extent required under Department of Labor Regulations Section 2550.404c-1(d)(2)(ii)(E)(4)(ix) to maintain such confidentiality.

ARTICLE XI
CREDITING AND VALUING ACCOUNTS
11.1	Crediting Accounts
All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.
11.2	Valuing Accounts
Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.
11.3	Plan Valuation Procedures
With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the “valuation period”) in the following manner:
(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b)	Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)	Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share.

11.4	Unit Accounting Permitted
The Administrator may, for administrative purposes, establish unit values for one or more Investment Fund (or any portion thereof) and maintain the accounts setting forth each Participant’s interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Administrator shall deem to be fair, equitable, and administratively practicable. In the event that unit accounting is thus established for an Investment Fund (or any portion thereof), the value of a Participant’s interest in that Investment Fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.
11.5	Finality of Determinations
The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee’s determinations thereof shall be conclusive upon all interested parties.
11.6	Notification
Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.

ARTICLE XII
LOANS
12.1	Application for Loan
A Participant may make application to the Administrator for a loan from his Account. Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan. To the extent that such written guidelines comply with the requirements of Code Section 72(p), but are inconsistent with the provisions of this Article, such written guidelines shall be given effect.
12.2	Collateral for Loan
As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of the Participant’s vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding.
No loan in excess of 50 percent of the Participant’s vested interest under the Plan shall be made from the Plan.
Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.
A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default.
12.3	Reduction of Account Upon Distribution
Notwithstanding any other provision of the Plan, the amount of a Participant’s Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant’s death prior to the commencement of distribution of his Account and the Participant’s vested interest in his Account is payable to more than one individual as Beneficiary, then the balance of the Participant’s vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.

12.4	Legal Requirements Applicable to Plan Loans
Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:
(a)	The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:
(i)	$50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

(ii)	50 percent of the vested portions of the Participant’s Account and his vested interest under all other plans maintained by an Employer or a Related Company.
(b)	The term of any loan to a Participant shall be no greater than 5 years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant.

(c)	Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly. If a loan is made from a Participant’s Roth 401(k) Contributions Sub-Account and from his other Sub-Accounts under the Plan, the level amortization requirement shall be met with respect to both his Roth 401(k) Contributions Sub-Account and his other Sub-Accounts. Notwithstanding the foregoing, if so provided in the written guidelines applicable to Plan loans, the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Company (for periods in which the Participant does not perform military service as described in paragraph (d) below), provided that all of the following requirements are met:
(i)	Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

(ii)	Payments resume after the earlier of (a) the date such leave of absence ends or (b) the one-year anniversary of the date such leave began;

(iii)	The period during which payments are suspended does not exceed one year;

(iv)	Payments resume in an amount not less than the amount required under the original amortization schedule; and

(v)	The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.
(d)	If a Participant is absent from employment with any Employer or any Related Company for a period during which he performs services in the uniformed services (as defined in chapter 45 of title 38 of the United States Code), whether or not such services constitute qualified military service, the suspension of payments shall not be taken into account for purposes of applying either paragraph (b) or paragraph (c) of this Section provided that all of the following requirements are met:
(i)	Payments resume upon completion of such military service;

(ii)	Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;

(iii)	Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and

(iv)	The loan is repaid in full, including interest accrued during the period of such military service, no later than the maximum period otherwise permitted under this Article extended by the period of such military service.
(e)	The loan shall be evidenced by a legally enforceable agreement that demonstrates compliance with the provisions of this Section.

(f)	Subject to the requirements of the Servicemembers Civil Relief Act, the interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.
12.5	Administration of Loan Investment Fund
Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant’s name. Any loan approved by the Administrator shall be made to the Participant out of the Participant’s loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s currently effective investment election. The balance of the Participant’s loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.6	Default
If either (i) a Participant fails to make or cause to be made, any payment required under the terms of the loan by the date required to prevent a default under the terms of the loan note, which date shall not be later than the date prescribed under Code Section 72(p) and regulations issued thereunder, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in paragraph (c) or (d) of Section 12.4, or (ii) there is an outstanding principal balance existing on a loan after the last scheduled repayment date (extended as provided in Section 12.4(d), if applicable), the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.
12.7	Deemed Distribution Under Code Section 72(p)
If a Participant’s loan is in default as provided in Section 12.6, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan; provided, however, that the taxable portion of such deemed distribution shall be reduced in accordance with the provisions of Code Section 72(e) to the extent the deemed distribution is attributable to the Participant’s Roth 401(k) Contributions or After-Tax Contributions.
If a Participant is deemed to have received distribution of an outstanding loan balance hereunder, no further loans may be made to such Participant from his Account unless there is a legally enforceable arrangement among the Participant, the Plan, and the Participant’s employer that repayment of such loan shall be made by payroll withholding.
12.8	Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)
The balance of any loan that is deemed to have been distributed to a Participant hereunder shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section 12.6. Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant’s taxable income as a deemed distribution. Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.4(a).

If a Participant elects to make payments on a loan after it is deemed to have been distributed hereunder, such payments shall be treated as After-Tax Contributions to the Plan solely for purposes of determining the taxable portion of the Participant’s Account and shall not be treated as After-Tax Contributions for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.
The provisions of this Section regarding treatment of loans that are deemed distributed shall not apply to loans made prior to January 1, 2002, except to the extent provided under the transition rules in Q & A 22(c)(2) of Section 1.72(p)-l of the Treasury Regulations.
12.9	Special Rules Applicable to Loans
Any loan made hereunder shall be subject to the following rules:
(a)	Maximum Number of Outstanding Loans: A Participant with an outstanding loan may not apply for another loan until the existing loan is paid in full and may not refinance an existing loan or obtain a second loan for the purpose of paying off the existing loan. The provisions of this paragraph shall not apply to any loans made prior to the effective date of this amendment and restatement or made under the provisions of a prior plan before the date such plan was merged into the Plan or; provided, however, that any such loan shall be taken into account in determining whether a Participant may apply for a new loan hereunder.

(b)	Pre-Payment Without Penalty: A Participant may pre-pay the full outstanding balance of any loan hereunder prior to the date it is due without penalty.

(c)	Effect of Termination of Employment: Upon a Participant’s termination of employment, the balance of any outstanding loan hereunder shall immediately become due and owing.

(d)	Roll Over of Loans Permitted: In accordance with rules prescribed by the Administrator, a Participant may elect to roll over any loan note held pursuant to the provisions of this Article to another qualified retirement plan that permits such rollovers.

12.10	Prior Loans
Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement or rolled over to the Plan from another plan or made under the provisions of a prior plan before the date such plan was merged into the Plan shall be administered in accordance with the provisions of the note reflecting such loan and shall remain outstanding until repaid in accordance with its terms.

ARTICLE XIII
WITHDRAWALS WHILE EMPLOYED
13.1	Non-Hardship Withdrawals of After-Tax Contributions
A Participant who is employed by an Employer or a Related Company may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his After-Tax Contributions Sub-Account.
13.2	Non-Hardship Withdrawals of Rollover Contributions
A Participant who is employed by an Employer or a Related Company may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his Rollover Contributions Sub-Account.
13.3	Non-Hardship Withdrawals of Restricted Contributions
A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:
•	his Pre-Tax 401(k) Contributions Sub-Account

•	his Roth 401(k) Contributions Sub-Account

•	his Safe Harbor Nonelective Contributions Sub-Account
13.4	Non-Hardship Withdrawals of Nonelective Contributions
A Participant who is employed by an Employer or a Related Company may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in his Nonelective Contributions Sub-Account if any of the following requirements are met:
(a)	He has attained age 59 1/2.

13.5	Non-Hardship Withdrawals of Matching Contributions
A Participant who is employed by an Employer or a Related Company may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in his Regular Matching Contributions Sub-Account if any of the following requirements are met:
(a)	He has attained age 59 1/2.

13.6	Overall Limitations on Non-Hardship Withdrawals
Non-hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:
(a)	A Participant must apply for a non-hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Non-hardship withdrawals may be made effective as soon as administratively practicable after the Administrator’s approval of the Participant’s withdrawal application.

(c)	The minimum non-hardship withdrawal that a Participant may make shall be $500.

13.7	Hardship Withdrawals
A Participant who is employed by an Employer or a Related Company and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:
•	his Pre-Tax 401(k) Contributions Sub-Account, excluding any income credited to such Sub-Account.

•	his Roth 401(k) Contributions Sub-Account, excluding any income credited to such Sub-Account

•	his After-Tax Contributions Sub-Account.
13.8	Hardship Determination
The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:
(a)	expenses previously incurred by or necessary to obtain for the Participant, the Participant’s “spouse” (as defined in Section 15.4), or any dependent of the Participant (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof) medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant

(c)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post secondary education for the Participant, or the Participant’s “spouse” (as defined in Section 15.4), child or other dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof)

(d)	payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence

(e)	payment of funeral or burial expenses for the Participant’s deceased parent, “spouse” (as defined in Section 15.4), child or dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof)

(f)	expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit)

13.9	Satisfaction of Necessity Requirement for Hardship Withdrawals
A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant satisfies all of the following requirements:
(a)	The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

(b)	The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company.

(c)	The Participant’s 401(k) Contributions and the Participant’s “elective contributions” and “employee contributions”, as defined in Section 7.1, under all other qualified and non qualified deferred compensation plans maintained by an Employer or any Related Company shall be suspended for at least 6 months after his receipt of the withdrawal.
A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his 401(k) Contributions are suspended in accordance with this Section.
13.10	Conditions and Limitations on Hardship Withdrawals
Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:
(a)	A Participant must apply for a hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Hardship withdrawals may be made effective as soon as administratively practicable after the Administrator’s approval of the Participant’s withdrawal application.

(c)	The minimum hardship withdrawal that a Participant may make shall be $500.

(d)	The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.
13.11	Order of Withdrawal from a Participant’s Sub-Accounts
Distribution of a withdrawal amount shall be made from a Participant’s Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

ARTICLE XIV
TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE
14.1	Termination of Employment and Settlement Date
A Participant’s Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant’s Settlement Date shall be given by the Administrator to the Trustee.
A Participant on layoff status who is subject to recall rights pursuant to a collective bargaining agreement between an Employer and the Participant’s union shall not be deemed to have experienced a termination of employment until the earliest of:
(a)	exhaustion of the Participant’s recall rights under the relevant collective bargaining agreement;

(b)	expiration of a six-month period beginning on the date the Participant is laid off; or

(c)	the Participant’s death, disability, retirement or other termination of employment.
14.2	Separate Accounting for Non-Vested Amounts
If as of a Participant’s Settlement Date the Participant’s vested interest in his Employer Contributions Sub-Account is less than 100 percent, that portion of his Employer Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section. If prior to such Settlement Date the Participant received a distribution under the Plan and the non-vested portion of his Employer Contributions Sub-Account was not forfeited as provided in the following Section, his vested interest in his Employer Contributions Sub-Account shall be an amount (“X”) determined by the following formula:
X = P(AB + D) - D
For purposes of the formula:
P =	The Participant’s vested interest in his Employer Contributions Sub-Account on the date distribution is to be made.

AB =	The balance of the Participant’s Employer Contributions Sub-Account as of the Valuation Date immediately preceding the date distribution is to be made.

D =	The amount of all prior distributions from the Participant’s Employer Contributions Sub-Account. Amounts deemed to have been distributed to a Participant pursuant to Code Section 72(p), but which have not actually been offset against the Participant’s Account balance shall not be considered distributions hereunder.
14.3	Disposition of Non-Vested Amounts
That portion of a Participant’s Employer Contributions Sub-Account that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:
(a)	If the Participant has no vested interest in his Account upon the occurrence of his Settlement Date or his vested interest in his Account as of the date of distribution does not exceed $5,000, resulting in the distribution or deemed distribution to the Participant of his entire vested interest in his Account, the non-vested balance in the Participant’s Employer Contributions Sub-Account shall be forfeited and his Account closed as of (i) the Participant’s Settlement Date, if the Participant has no vested interest in his Account and is therefore deemed to have received distribution on that date, or (ii) the date actual distribution is made to the Participant. The balance of a Participant’s Rollover Contributions Sub-Account shall not be included in determining whether the Participant’s vested interest in his Accounts exceeds $5,000.

(b)	If the Participant’s vested interest in his Account exceeds $5,000 and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Account, the non-vested balance in the Participant’s Employer Contributions Sub-Account shall be forfeited and his Account closed as of the date the single sum payment occurs, provided that such distribution is made because of the Participant’s Settlement Date. A distribution is deemed to be made because of a Participant’s Settlement Date if it occurs prior to the end of the second Plan Year beginning on or after the Participant’s Settlement Date. The balance of a Participant’s Rollover Contributions Sub-Account shall not be included in determining whether the Participant’s vested interest in his Accounts exceeds $5,000.

(c)	If neither paragraph (a) nor paragraph (b) is applicable, the non-vested balance in the Participant’s Employer Contributions Sub-Account shall continue to be held in such Sub-Account and shall not be forfeited until the last day of the 5-year period beginning on his Settlement Date, provided that the Participant is not reemployed by an Employer or a Related Company prior to that date.
14.4	Treatment of Forfeited Amounts
Whenever the non-vested balance of a Participant’s Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture shall be applied against the Employers’ contribution obligations for any subsequent Contribution Period or against Plan expenses, as directed by the Administrator. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Contribution Period exceed the amount of the Employers’ contribution obligations for the Contribution Period, the excess amount of such forfeitures shall be held unallocated in a suspense account and shall be applied against Plan expenses and the Employers’ contribution obligations for the following Contribution Period.
14.5	Recrediting of Forfeited Amounts
A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of paragraph (a) or (b) of Section 14.3 and who is reemployed by an Employer or a Related Company shall have such forfeited amounts recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if:
(a)	he returns to employment with an Employer or a Related Company before the end of the 5-year period beginning on the date he received, or is deemed to have received, distribution of his vested interest in his Account;

(b)	he resumes employment covered under the Plan before the end of the 5-year period beginning on the date he is reemployed; and

(c)	if he received actual distribution of his vested interest in his Account, he repays to the Plan the full amount of such distribution before the end of the 5-year period beginning on the date he is reemployed.
Notwithstanding the foregoing, if a reemployed Participant’s Vesting Service completed following reemployment is not included in determining his vested interest in his Account attributable to employment prior to his “severance date”, as provided in Section 2.8, the former Participant’s forfeited amounts shall not be recredited to his Account.
Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, to the extent that it has not yet been allocated among Participants’ Accounts as provided in Article XI, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

ARTICLE XV
DISTRIBUTIONS
15.1	Distributions to Participants
Subject to the provisions of Section 15.4, a Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.
15.2	Special In-Service Distributions
In addition, a Participant who continues in employment with an Employer or a Related Company after his Normal Retirement Date may elect to receive distribution of all or any part of his Account in a cash withdrawal or in any other form provided under Article XVI at any time following such date.
15.3	Distributions to Beneficiaries
Subject to the provisions of Section 15.4, if a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant’s vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary’s application for distribution is filed with the Administrator. If distribution is to be made to a Participant’s Spouse, it shall be made available within a reasonable period of time after the Participant’s death that is no less favorable than the period of time applicable to other distributions.
If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant’s vested interest in his Account beginning as soon as reasonably practicable following the Participant’s date of death.
15.4	Code Section 401(a)(9) Requirements
The provisions of this Section take precedence over any inconsistent provision of the Plan; provided, however, that the provisions of this Section are not intended to create additional forms of payment that are not otherwise provided under Article XVI.
To the extent required under Code Section 401(a)(9), all distributions made from the Plan shall be determined and made in accordance with the provisions of Code Section 401(a)(9) and the Treasury Regulations issued thereunder, as set forth in this Section.
(a)	A Participant’s vested interest in his Account shall be distributed to the Participant no later than the Participant’s Required Beginning Date.

(b)	If a Participant dies on or after his Required Beginning Date, but before his vested interest in his Account has been distributed in full, the remainder of the Participant’s vested Account balance shall be distributed to the Participant’s Beneficiary in a single sum payment as soon as reasonably practicable following the Participant’s death.

(c)	If a Participant dies before his Required Beginning Date and before his vested interest in his Account has been distributed in full, the Participant’s vested Account balance shall be distributed to the Participant’s Beneficiary in a single sum payment no later than the 5th anniversary of the Participant’s death; provided, however, that if the Participant’s “spouse” is his sole “designated beneficiary” with respect to all or any portion of the Participant’s vested Account, the “spouse” may elect to postpone payment until December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. The “spouse’s” election to defer payment must be made no later than September 30 of the calendar year that contains the 5th anniversary of the Participant’s death.

If the Participant’s “spouse” is a sole “designated beneficiary” with respect to all or any portion of the Participant’s interest and the “spouse” dies after the Participant but before distribution to the “spouse” is made, the rules described above shall be applied with respect to the interest for which the “spouse” was the sole “designated beneficiary,” substituting the date of the “spouse’s” death for the date of the Participant’s death. A Participant’s “spouse” qualifies as the Participant’s sole “designated beneficiary” if she is entitled to the Participant’s entire vested interest in his Account or his entire vested interest in a segregated portion of the Participant’s Account and no other “designated beneficiary” is entitled to any portion of that interest unless the “spouse” dies prior to receiving full distribution of that interest.

(d)	For purposes of this Section the following terms have the following meanings:
(i)	A Participant’s “designated beneficiary” means the individual who is the Participant’s Beneficiary under Article XVII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4.

(ii)	A Participant’s “spouse” means the person of the opposite sex to whom the Participant is married in a legal union between one man and one woman as husband and wife.
15.5	Cash Outs and Participant Consent
Notwithstanding any other provision of the Plan to the contrary, if a Participant’s vested interest in his Account does not exceed $5,000, distribution of such vested interest shall be made to the Participant in a single sum payment or through a direct rollover, as described in Article XVI, as soon as reasonably practicable following his Settlement Date. The balance of a Participant’s Rollover Contributions Sub-Account shall not be included in determining whether the Participant’s vested interest in his Account exceeds $5,000.
If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.
If a Participant’s vested interest in his Account exceeds $5,000, distribution shall not commence to such Participant prior to his Normal Retirement Date or the date he attains age 62, if later, without the Participant’s written consent.
15.6	Automatic Rollover of Mandatory Distributions
If distribution of a Participant’s vested interest is to be made to a Participant as provided in the preceding Section before the later of the Participant’s Normal Retirement Date or the date the Participant attains age 62, and the amount of such vested interest exceeds $1,000, distribution of such vested interest shall be made through a direct rollover to an individual retirement plan selected by the Administrator, unless the Participant affirmatively elects distribution in a single sum payment or through a direct rollover to an “eligible retirement plan” (as defined in Code Section 402(c)(8)(B), modified as provided in Code Section 401(a)(31)(E)) specified by the Participant. Any distribution made to a Participant’s surviving Spouse or other Beneficiary or to an alternate payee under a qualified domestic relations order shall not be subject to the automatic rollover provisions described in the preceding sentence.
Notwithstanding any other provision of the Plan to the contrary, in determining whether the amount of a Participant’s vested interest in his Account exceeds $1,000 such that distribution of his vested interest is subject to the automatic rollover requirements of this Section, the Participant’s vested interest in his Rollover Contributions Sub-Account and his Roth 401(k) Contributions Sub-Account shall be aggregated with the Participant’s vested interest in his other Sub-Accounts under the Plan.
15.7	Required Commencement of Distribution
Unless the Participant elects a later date, distribution of his vested interest in his Account shall commence to the Participant no later than 60 days after the close of the Plan Year in which occurs the latest of (i) the Participant’s Normal Retirement Date, (ii) the Participant’s attainment of age 65, (iii) the tenth anniversary of the year in which the Participant commenced participation, or (iv) the Participant’s Settlement Date. A Participant who does not make application for his benefit to commence shall be deemed to have elected to postpone distribution hereunder.
Notwithstanding the foregoing, a Participant whose Settlement Date has occurred may not postpone distribution of his Account beyond his Normal Retirement Date (or attainment of age 65, if later). A Participant whose Settlement Date occurs after his Normal Retirement Date (or attainment of age 65, if later), shall receive distribution as soon as reasonably practicable after his Settlement Date.

15.8	Reemployment of a Participant
If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall continue to have a right to any distribution or further distributions from the Trust arising from his prior Settlement Date and any amounts credited to his Account with respect to employment after his prior Settlement Date shall be accounted for separately.
15.9	Restrictions on Alienation
Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Treasury Regulations Section 1.401(a)-13(b)(2) (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.
15.10	Facility of Payment
If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount may, in the discretion of the Administrator, be paid to such individual’s court appointed guardian or to another person with a valid power of attorney. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.
If distribution is to be made to a minor Beneficiary, the Administrator may, in its discretion, pay the amount to a duly qualified guardian or other legal representative, to an adult relative under the applicable state Uniform Gifts to Minors Act, as custodian, or to a trust that has been established for the benefit of the minor. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the minor and shall be a complete discharge of any liability therefor under the Plan.
15.11	Inability to Locate Payee and Non-Negotiated Checks
If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, such as (1) providing a distribution notice to the lost Participant at his/her last known address by certified mail, (2) use of the Internal Revenue Service letter forwarding program under IRS Revenue Procedure 94-22, (3) use of a commercial locater service, the internet or other general search method, or (4) use of the Social Security Administration search program, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.
If a distribution check has been issued and is outstanding past the last day of the Plan Year following the Plan Year in which such benefits became payable and the Administrator has been unable to locate the payee after diligent efforts have been made to do so, then except as specifically directed by the Administrator, the amount of the check shall be re-deposited to the Plan and forfeited. However, if the payee is subsequently located, the check amount will be restored to an Account established on the payee’s behalf, without adjustment for investment gains or losses since the date of issuance.
Any amount forfeited under this Section shall be applied against the Employer Contribution obligations for any subsequent Contribution Period of the Employers or against Plan expenses, as directed by the Administrator. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Contribution Period exceed the amount of the Employer Contribution obligations for the Contribution Period, the excess amount of such forfeitures shall be held unallocated in a suspense account and shall be applied against Plan expenses and the Employer Contribution obligations for the following Contribution Period.
15.12	Distribution Pursuant to Qualified Domestic Relations Orders
Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant’s Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.
A Participant’s Spouse or former Spouse who does not qualify as his “spouse” (as defined in Section 15.4) shall not qualify as an alternate payee hereunder unless he or she qualifies as a dependent of the Participant.

ARTICLE XVI
FORM OF PAYMENT
16.1	Form of Payment
Distribution shall be made to a Participant, or his Beneficiary, if the Participant has died, in a single sum payment.
16.2	Direct Rollover
Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover.
For purposes of this Section, the following terms have the following meanings:
(a)	An “eligible retirement plan” means any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified trust described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b), and (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan; provided, however, that the portion of a Participant’s “eligible rollover distribution” that consists of his After-Tax Contributions may only be transferred to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for such contributions, including separate accounting for the portion of such “eligible rollover distribution” that is includible in income and the portion that is not includible in income and the portion of such “eligible rollover distribution” that consists of his Roth 401(k) Contributions may only be transferred to another designated Roth account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A..

(b)	An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Account; provided, however, that an eligible rollover distribution does not include the following:
(i)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii)	any hardship withdrawal made in accordance with the provisions of Article XIII.
(c)	A “qualified distributee” means a Participant, his surviving “spouse” (as defined in Section 15.4), or his “spouse” or former “spouse” (as defined in Section 15.4) who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).
16.3	Notice Regarding Form of Payment
Within the 60-day period ending 30 days before a Participant’s Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and the form of payment provided under the Plan.
16.4	Distribution in the Form of Employer Stock
Notwithstanding any other provision of the Plan to the contrary, to the extent that his Account is invested in Employer stock on the date distribution is to be made to a Participant, the Participant may elect to receive distribution of such Account in the form of Employer stock.

ARTICLE XVII
BENEFICIARIES
17.1	Designation of Beneficiary
The Beneficiary of a Participant who does not have a Spouse shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. The Beneficiary of a Participant who has a Spouse shall be his Spouse, unless the Participant designates a person or persons other than his Spouse as Beneficiary with the written consent of his Spouse. For purposes of this Section, a Participant shall be treated as not having a Spouse and such Spouse’s consent shall not be required if the Participant does not have a Spouse on his Benefit Payment Date.
If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving Spouse, then the Beneficiary under the Plan shall be the Participant’s estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.
17.2	Spousal Consent Requirements
Any written consent given by a Participant’s Spouse pursuant to this Article must acknowledge the effect of the action taken and must be witnessed by a Plan representative or a notary public. In addition, the Spouse’s written consent must either (i) specify any non-Spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without the Spouse’s written consent or (ii) acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, but permit the Participant to change the designated Beneficiary without the Spouse’s further consent. A Participant’s Spouse will be deemed to have given written consent to the Participant’s designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant’s Spouse hereunder shall be valid only with respect to the Spouse who signs the consent.

ARTICLE XVIII
ADMINISTRATION
18.1	Authority of the Sponsor
The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor shall be a “named fiduciary” as that term is defined in ERISA Section 402(a)(2). The Sponsor, by action of its board of directors, may:
(a)	allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;
except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.
The Sponsor shall also have the authority and discretion to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Sponsor or other “named fiduciary”. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Sponsor in accordance with the claims review procedure as provided in Section 18.4. Any decisions which call for interpretations of plan provisions not previously made by the Sponsor shall be made only by the Sponsor. The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides.
Consistent with the foregoing, Sponsor has delegated all powers, authority and responsibility for the operation and administration of the Plan to the Corporate Benefits Committee. Sponsor retains the authority to remove any member of the Corporate Benefits Committee and to name a new member or members at any time.

18.2	Discretionary Authority
In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, making factual determinations, and resolving disputes, the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1, other than the Administrative Delegate) shall have absolute discretionary authority. The decision of the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1, other than the Administrative Delegate) shall be final and binding on all persons and entitled to the maximum deference allowed by law.
18.3	Action of the Sponsor
Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the Sponsor’s board of directors or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.
18.4	Claims Review Procedure
Except to the extent that the provisions of any collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control whenever a claim for benefits under the Plan filed by any person (referred to in this Section as the “Claimant”) is denied. The provisions of this Section shall also control whenever a Claimant seeks a remedy under any provision of ERISA or other applicable law in connection with any error regarding his Account (including a failure or error in implementing investment directions) and such claim is denied.
Whenever a claim under the Plan is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary, (iv) that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, (v) records and other information relevant to the Claimant’s claim, a description of the review procedures and in the event of an adverse review decision, a statement describing any voluntary review procedures and the Claimant’s right to obtain copies of such procedures, and (vi) a statement that there is no further administrative review following the initial review, and that the Claimant has a right to bring a civil action under ERISA Section 502(a) if the Sponsor’s decision on review is adverse to the Claimant. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:
(a)	the date on which the Claimant’s request was filed with the Sponsor; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

(c)	a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.
Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant’s claim for benefits and shall render its written decision on review to the Claimant. The Sponsor’s decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor’s decision was based.
Notwithstanding the foregoing, special procedures apply for processing claims and reviewing prior claim determinations if a Claimant’s claim for benefits is contingent upon a determination as to whether a Participant is Disabled under the Plan.
18.5	Special Rules Applicable to Claims Related to Investment Errors
Any person alleging that there has been a failure or error in implementing investment directions with respect to a Participant’s Account must file a claim with the Administrator on or before the earlier of (a) 60 days from the mailing of a trade confirmation, account statement, or any other document, from which the error can be discovered, or (b) one year from the date of the transaction related to the error. Any claim filed outside of such period shall be limited to the benefit that would have been determined if the claim were timely filed, and therefore any adjustments shall be calculated for such period only.
18.6	Qualified Domestic Relations Orders
The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.
A Participant’s Spouse or former Spouse who does not qualify as his “spouse” (as defined in Section 15.4) shall not qualify as an alternate payee under a qualified domestic relations order unless he or she qualifies as a dependent of the Participant.
18.7	Indemnification
In addition to whatever rights of indemnification the members of the Sponsor’s board of directors or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.3, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons’ gross negligence or willful misconduct.
18.8	Prudent Man Standard of Care
The Trustee, the Sponsor and any other fiduciary under the Plan shall discharge his duties under the Plan solely in the interests of Participants and Beneficiaries and, in accordance with the requirements of ERISA Section 404(a)(1)(B), with the care, skill, prudence, and diligence under the prevailing circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character with like aims.
18.9	Actions Binding
Subject to the provisions of Section 18.4, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XIX
AMENDMENT AND TERMINATION
19.1	Amendment by Plan Sponsor
Subject to the provisions of Section 19.3, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.
19.2	Amendment by Volume Submitter Practitioner
In the event that there is a change in the law applicable to the Plan, as reflected in the Code, regulations issued thereunder, revenue rulings, or other statements published by the Internal Revenue Service, the “volume submitter practitioner” may amend the Plan to comply with such changes on behalf of the Sponsors who have adopted its “specimen plan” prior to the date that its “specimen plan” is amended to comply with such change. In addition, the “volume submitter practitioner” may amend the Plan to correct its prior approved “specimen plan.” No amendment by the “volume submitter practitioner” shall be effective prior to February 17, 2005.
The “volume submitter practitioner” shall maintain, or have maintained on its behalf, a record of the Sponsors adopting its “specimen plan.” The “volume submitter practitioner” shall make reasonable and diligent efforts to ensure that a copy of any amendment adopted hereunder is provided to each Sponsor at the Sponsor’s last known address, as shown in the record maintained in accordance with the preceding sentence. Where necessary, the “volume submitter practitioner” shall make reasonable and diligent efforts to ensure that each Sponsor adopts new documents when necessary.
An amendment made by the “volume submitter practitioner” in accordance with the provisions of this Section may be made effective on a date prior to the first day of the Plan Year in which it is adopted if, in published guidance, the Internal Revenue Service either permits or requires such an amendment to be made to enable the Plan and Trust to satisfy the applicable requirements of the Code and all requirements for the retroactive amendment are satisfied.
The “volume submitter practitioner” may not amend a Plan on behalf of its Sponsor if either (a) the Plan modifies the “specimen plan” to incorporate a type of plan that is not permitted under the volume submitter program, as described in applicable Revenue Procedures or other statements of the Internal Revenue Service, or (b) the Internal Revenue Service has advised the Sponsor that the Plan modifies the “specimen plan” in such a manner or to such an extent that the Plan must be treated as an individually-designed plan and will not receive the extended 6-year remedial amendment cycle applicable to volume submitter plans.
For purposes of this Section, the following terms have the following meanings:

(a)	The “specimen plan” means the plan with respect to which the Internal Revenue Service has issued an advisory letter to the “volume submitter practitioner.”

(b)	The “volume submitter practitioner” means Thompson Hine, LLP d/b/a Plan Document Systems.
19.3	Limitation on Amendment
Except as otherwise required by law, no amendment shall be made to the Plan that decreases the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Treasury Regulations Section 1.401(a)(4)-11(g), as applicable.
19.4	Termination
The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the “termination date”). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:
(a)	As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)	All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

(c)	Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his 401(k)

Contributions Sub-Account on account of Plan termination (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that meets the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub paragraph (D)(i) thereof.
Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.
19.5	Inability to Locate Payee on Plan Termination
If distribution of a Participant’s Account is to be made to the Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order (a “payee”) on account of the termination of the Plan, and such payee does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, distribution of such Account shall be made at the direction of the Administrator through a direct rollover to an individual retirement plan established on behalf of the payee with a provider selected by the Administrator, purchase of an annuity contract on behalf of the payee, or transfer to another “eligible retirement plan”, as defined in Section 16.2.
19.6	Reorganization
The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer.

19.7	Withdrawal of an Employer
An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.7 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.4 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE XX
ADOPTION BY OTHER ENTITIES
20.1	Adoption by Related Companies
A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption and, with the consent of the Sponsor, any overriding provisions applicable to the adopting Employer, as described in Section 20.2.
20.2	Effective Plan Provisions
An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan; provided, however, that the Sponsor may add an addendum to the Plan setting forth special overriding provisions applicable to the adoption of the Plan by such Employer with respect to its Employees. Any such addendum shall for all purposes constitute a part of the Plan.

ARTICLE XXI
MISCELLANEOUS PROVISIONS
21.1	No Commitment as to Employment
Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.
21.2	Benefits
Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.
21.3	No Guarantees
The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.
21.4	Expenses
The expenses of operation and administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust, unless the Sponsor elects to make payment. To the extent paid from the Trust, administrative expenses shall be paid first from any forfeitures the Administrator has directed to be used for payment of expenses. Any remaining expenses shall be allocated among Participants’ Accounts.
Notwithstanding the foregoing, the costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment fund shall be allocable to Accounts invested in such Investment Fund and administrative expenses that are incurred directly with respect to an individual Participant’s Account will be allocated to that Account. These expenses include the following:
(a)	Expenses incurred in connection with a determination that a domestic relations order received for the Participant is a qualified domestic relations order under Code Section 414(p).
21.5	Precedent
Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6	Duty to Furnish Information
The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.
21.7	Merger, Consolidation, or Transfer of Plan Assets
The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).
21.8	Condition on Employer Contributions
Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.9, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.
21.9	Return of Contributions to an Employer
Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:
(a)	is made under a mistake of fact, or

(b)	is disallowed as a deduction under Code Section 404,
such contribution, reduced for any losses experienced by the Trust Fund, may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).
21.10	Validity of Plan
The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of Ohio, except as preempted by applicable

Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.
21.11	Trust Agreement
The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.
21.12	Parties Bound
The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.
21.13	Application of Certain Plan Provisions
For purposes of the general administrative provisions and limitations of the Plan, a Participant’s Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant’s Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.
21.14	Merged Plans
In the event another defined contribution plan (the “merged plan”) is merged into and made a part of the Plan, each Employee who was eligible to participate in the “merged plan” immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant’s vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plan” (his “transferee Sub-Account”) on and after the merger be less than his vested interest in his account under the “merged plan” immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant’s service credited for eligibility and vesting purposes under the “merged plan” as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant’s “transferee Sub-Account”, if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.
21.15	Transferred Funds
If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.
21.16	Veterans Reemployment Rights
Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). Any contributions required to be made in accordance with this Section shall be contributed to the Plan within the time period prescribed under applicable regulations or other guidance. Any Matching Contributions required to be made because of 401(k) Contributions or After-Tax Contributions (when applicable) made by a Participant in accordance with the provisions of Code Section 414(u), shall be contributed to the Plan as soon as administratively practicable after the date on which the Participant’s contributions are paid to the Plan. The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service. In addition, any Matching Contributions required to be made because of 401(k) Contributions or After-Tax Contributions (when applicable) made by a Participant in accordance with the provisions of Code Section 414(u), shall not be included in applying the limitations on Matching Contributions described in Article VII.
An Employee who is absent from employment because of qualified military service shall be treated as on furlough or leave solely for purposes of complying with the requirements of Code Section 414(u). Otherwise, such an Employee shall be treated as having terminated employment with the Employer if and to the extent provided under the Employer’s standard policy governing absences because of military service.
21.17	Delivery of Cash Amounts
To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.
21.18	Written Communications
Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.
21.19	Trust to Trust Transfer
Any Employee, including an Employee who has not yet satisfied any age and/or service requirements to become an Eligible Employee under the Plan, may, with the approval of the Administrator, have Transfer Contributions made to the Plan on his behalf by causing assets to be directly transferred by the trustee of another qualified retirement plan to the Trustee of the Plan.
Amounts contributed to the Plan through a direct rollover shall not constitute Transfer Contributions.
Transfer Contributions made on behalf of an Employee shall be deposited in the Trust and credited to a Transfer Contributions Sub-Account established in the Employee’s name. Such Sub-Account shall share in the allocation of earnings, losses, and expenses of the Trust Fund(s) in which it is invested, but shall not share in allocations of Employer Contributions.
In the event a Transfer Contribution is made on behalf of an Employee who has not yet satisfied the requirements to become an Eligible Employee under the Plan, such Transfer Contributions Sub-Account shall represent the Employee’s sole interest in the Plan until he becomes an Eligible Employee.
21.20	Plan Correction Procedures
The Employer shall take such action as it deems necessary to correct any Plan failure, including, but not limited to, operational failures, documentation failures (such as a failure to timely amend), failures affecting Plan qualification, etc. Subject to the requirements of the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance (“EPCRS”), the Employer may adopt any correction method that it deems appropriate under the circumstances. In addition to any correction method specified in the Plan, the Employer may, where appropriate, make correction in accordance with EPCRS, including the making of a Qualified Nonelective Contribution permitted under EPCRS, but not otherwise provided under the Plan.
In the event of a fiduciary breach or a prohibited transaction, correction shall be made in accordance with the requirements of ERISA and the Code.

ARTICLE XXII
TOP-HEAVY PROVISIONS
22.1	Definitions
For purposes of this Article, the following terms shall have the following meanings:
The “compensation” of an employee means his “415 compensation” as defined in Section 7.1.
The “determination date” with respect to any Plan Year means the last day of the preceding Plan Year, except that the “determination date” with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.
A “key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the “determination date” was an officer of an Employer or a Related Company having annual “compensation” greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of an Employer or a Related Company, or a 1% owner of an Employer or a Related Company having annual “compensation” of more than $150,000.
A “non-key employee” means any Employee who is not a “key employee”.
A “permissive aggregation group” means those plans included in each Employer’s “required aggregation group” together with any other plan or plans of the Employer or any Related Company, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.
A “required aggregation group” means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a “key employee” participates or participated at any time during the Plan Year containing the “determination date” or any of the 4 preceding Plan Years (regardless of whether the plan has terminated) and each other plan that enables a plan in which a “key employee” participates to meet the requirements of Code Section 401(a)(4) or Code Section 410.
A “top-heavy group” with respect to a particular Plan Year means a “required” or “permissive aggregation group” if the sum, as of the “determination date”, of the present value of the cumulative accrued benefits for “key employees” under all defined benefit plans included in such group and the aggregate of the account balances of “key employees” under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.
A “top heavy plan” with respect to a particular Plan Year means (i) in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the “determination date”, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of “key employees” exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made during the 1-year period ending on the “determination date” (5-year period ending on the “determination date” if distribution is made for any reason other than severance from employment, death, or disability), (ii) in the case of a defined benefit plan, a plan for which, as of the “determination date”, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to “key employees” exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than “key employees”) to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed during the 1-year period ending on the “determination date” (5-year period ending on the “determination date” if distribution is made for any reason other than severance from employment, death, or disability), and (iii) any plan (including any simplified employee pension plan) included in a “required aggregation group” that is a “top heavy group”. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the 1 year period ending on the “determination date” shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a “required” or “permissive aggregation group”. A Participant’s interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is a “top-heavy plan”. Notwithstanding the foregoing, if a plan is included in a “required” or “permissive aggregation group” that is not a “top-heavy group”, such plan shall not be a “top-heavy plan”.
The “valuation date” with respect to any “determination date” means the most recent Valuation Date occurring within the 12-month period ending on the “determination date”.
22.2	Applicability
Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a “top-heavy plan” as hereinafter defined, unless no amounts are allocated to any Eligible Employee’s Account for the Plan Year, other than 401(k) Contributions that satisfy non-discrimination requirements using the safe harbor method described in Treasury Regulations Section 1.401(k)-3 and Safe Harbor Nonelective Contributions and Matching Contributions that satisfy non-discrimination requirements using the safe harbor method described in Treasury Regulations Section 1.401(m)-3. If the Plan is determined to be a

“top-heavy plan” and upon a subsequent “determination date” is determined no longer to be a “top-heavy plan”, the vesting provisions of Article VI shall again become applicable as of such subsequent “determination date”; provided, however, that if the prior vesting provisions do again become applicable, any Employee with three or more years of Vesting Service may elect in accordance with the provisions of Article VI, to continue to have his vested interest in his Employer Contributions Sub-Account determined in accordance with the vesting schedule specified in Section 22.4.
22.3	Minimum Employer Contribution
If the Plan is determined to be a “top heavy plan” for a Plan Year, the Employer Contributions allocated to the Account of each “non-key employee” who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top heavy Plan Year shall be no less than the lesser of (i) three percent of his “compensation” or (ii) the largest percentage of “compensation” that is allocated as an Employer Contribution and/or 401(k) Contribution for such Plan Year to the Account of any “key employee”; except that, in the event the Plan is part of a “required aggregation group”, and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions to each such “non-key employee” shall be 3% of the “compensation” of such “non key employee”. In lieu of the minimum allocation described in the preceding sentence, the Employer Contributions allocated to the Account of each “non-key employee” who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of a top heavy Plan Year and who is also covered under a top heavy defined benefit plan maintained by an Employer or a Related Company will be no less than five percent of his “compensation”. Any minimum allocation to a “non-key employee” required by this Section shall be made without regard to any social security contribution made on behalf of the “non-key employee”, his number of hours of service, his level of “compensation”, or whether he declined to make elective or mandatory contributions.
Employer Contributions allocated to a Participant’s Account in accordance with this Section shall be considered “annual additions” under Article VII for the “limitation year” for which they are made and shall be separately accounted for. Employer Contributions allocated to a Participant’s Account shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s currently effective investment election.
22.4	Accelerated Vesting
If the Plan is determined to be a top heavy plan, a Participant’s vested interest in his Employer Contributions Sub-Account shall be determined no less rapidly than in accordance with the following vesting schedule:

Years of Vesting Service	Vested Interest
Less than 1	0%
1, but less than 2	33.33%
2, but less than 3	66.66%
3 or more	100%
22.5	Exclusion of Collectively-Bargained Employees
Notwithstanding any other provision of this Article, Employees who are covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers shall not be entitled to a minimum allocation or accelerated vesting under this Article, unless otherwise provided in the collective bargaining agreement.
* * *
     EXECUTED AT __________________________________________________________________, ___________________________, this __________________ day of _________________________, ______.

ROBBINS & MYERS, INC.
By:	/s/ Jeffrey L. Halsey
Jeffrey L. Halsey Vice President, Human Resources

FIRST ADDENDUM
ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN
     Re: Prior Plan Provisions
Notwithstanding any current provision of the Plan to the contrary, the following provisions of the Plan that were in effect prior to the effective date of this amendment and restatement shall continue to apply with respect to the accrued benefits of Participants who had an accrued benefit under the Plan prior to such effective date as set forth below:
1.1 Non-Hardship Withdrawals of Supplemental Contributions. The provisions of Article XIII of the Plan are modified and expanded to provide that a Participant may elect to withdraw, as of any Valuation Date, all or part of any balances credited to such Participant’s Account attributable to Supplemental Contributions, provided that, in no event shall any Participant have a right under this Section to withdraw amounts in excess of the amounts actually contributed as Supplemental Contributions. The minimum withdrawal under this Section (together with any contemporaneous withdrawals under Sections 13.1 and 13.2 of the Plan) shall be $500.00.
1.2 For purposes of Section 1.1 of the First Addendum, “Supplemental Contributions” means amounts contributed as “Special Deposits” under the terms of the Plan as it was in effect prior to January 1, 1996.
1.3 The provisions of Section 16.1 of the Plan shall be modified and expanded to provide that a Participant in the Robbins & Myers, Inc. Employee Savings Plan as of December 31, 1995 shall have the right to receive a distribution of his account balance as of December 31, 1995 in five (5) substantially equal annual or more frequent installments if his eligibility to receive a distribution under the Plan occurs on account of his retirement on:
     (i) a normal retirement date elected by him which must occur on or after the date on which he attains age 65 years; or
     (ii) an early retirement date elected by him which must occur on or after the later of the date on which he both attains age 55 years and completes at least 10 years of service or the date on which he is first eligible to retire on an early retirement date under the terms of any defined benefit plan (ad defined in Section 414(j) of the Code) that is maintained by an Employer and in which he is a Participant, but prior to the date on which he attains age 65 years.

SECOND ADDENDUM
ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN
     Re: Separate Plan Provisions Effective with Respect to Employees of the facilities and local unions covered under the Third, Fourth and Fifth Addenda to the Plan
Notwithstanding any other provision of the Plan to the contrary, the following Sections shall apply with respect to the above-referenced Employees effective as of the date the Plan is adopted with respect to such Employees, and the corresponding Sections in the Plan shall not apply with respect to such Employees:
2.1 Suppressed Provisions. Sections 4.5, 4.6, 6.8, 7.5 and 7.6 of the Plan shall not apply to Eligible Employees covered by Addendum.
2.2 Supplemental Provisions. The following Sections shall apply to Eligible Employees covered by this Addendum.
     (a) Definitions.
     For purposes of this Addendum, the following terms have the following meanings:
The “deferral percentage” with respect to an Eligible Employee for a particular Plan Year means the ratio of the sum of the included contributions, described below, to the Eligible Employee’s “test compensation” for such Plan Year. Contributions made on behalf of an Eligible Employee for the Plan Year that are used in computing the Eligible Employee’s “deferral percentage” include the following:
•	401(k) Contributions, except as specifically provided below.
Notwithstanding the foregoing, the following 401(k) Contributions are not included in computing an Eligible Employee’s “deferral percentage” for a Plan Year:
•	401(k) Contributions that are distributed to a non-Highly Compensated Employee in accordance with the provisions of Section 7.2 and 7.3 because they exceed the Code Section 402(g) limit

•	contributions made to the Plan pursuant to Code Section 414(u) that are treated as 401(k) Contributions

•	Catch-Up 401(k) Contributions, except to the extent the Eligible Employee’s 401(k) Contributions are re-characterized as Catch-Up 401(k) Contributions as a result of a failure to satisfy the nondiscrimination requirements applicable to 401(k) Contributions
To be included in computing an Eligible Employee’s “deferral percentage” for a Plan Year, contributions must be allocated to the Eligible Employee’s Account as of a date within such Plan Year and be made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the prior year testing method is used in applying the nondiscrimination requirements applicable to 401(k) Contributions, contributions used in computing the “deferral percentage” for the “testing year” of a non-Highly Compensated Employee must be made before the last day of the Plan Year for which the test is being applied.
If an Employer elects to change from the current year testing method to the prior year testing method, the following shall not be included in computing a non-Highly Compensated Employee’s “deferral percentage” for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective:
The determination of an Eligible Employee’s “deferral percentage” shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
An “elective 401(k) contribution” means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k) including a designated Roth contribution. For purposes of applying the limitations described in this Article VII, the term “elective 401(k) contribution” excludes “catch-up contributions”.
An “excess contribution” means any contribution made to the Plan on behalf of a Participant that exceeds the limitations described in Section 2.2(b) of this Addendum.
A “qualified matching contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Company solely on account of “elective contributions” made on his behalf or “employee contributions” made by him that is a qualified matching contribution as defined in regulations issued under Code Section 401(k), is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).
A “qualified nonelective contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Company that the Participant could not elect instead to receive in cash until distributed from the Plan, that is a qualified nonelective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder, is nonforfeitable when made, and is distributable (other than for hardships) only as permitted in regulations issued under Code Section 401(k).
The “test compensation” of an Eligible Employee for any Plan Year means his Compensation as defined in Article I, unless the Administrator elects to substitute a different definition of compensation that satisfies the requirements of Code Section 414(s).

If elected by the Administrator with respect to a Plan Year, “test compensation” may exclude amounts earned by an individual during the Plan Year, but while the individual was not an Eligible Employee.
In no event, shall the “test compensation” of a Participant taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($220,000 for Plan Years beginning in 2006, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year).
The “testing year” under the prior year testing method means the Plan Year immediately preceding the Plan Year being tested.
     (b) Limitation on 401(k) Contributions of Highly Compensated Employees — ADP Test
Notwithstanding any other provision of the Plan to the contrary, the 401(k) Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average “deferral percentage” for such Eligible Employees that exceeds the greater of:
     (i) a percentage that is equal to 125 percent of the average “deferral percentage” for all other Eligible Employees for the “testing year”; or
     (ii) a percentage that is not more than 200 percent of the average “deferral percentage” for all other Eligible Employees for the “testing year” and that is not more than two percentage points higher than the average “deferral percentage” for all other Eligible Employees for the “testing year”, unless the “excess contributions”, determined as provided in the following Section are distributed as provided in Section 2.2(c) of this Addendum.
If the Plan provides that Employees are eligible to make 401(k) Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and applies Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations described above either:
     (iii) by comparing the average “deferral percentage” of all Eligible Employees who are Highly Compensated Employees for the Plan Year to the average “deferral percentage” for the “testing year” of all other Eligible Employees who have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A); or

     (iv) separately with respect to Eligible Employees who have not satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and Eligible Employees who have satisfied such minimum age and service requirements.
In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to set a limit on the percentage of Compensation that a Highly Compensated Employee may contribute to the Plan as 401(k) Contributions for the Plan Year, to suspend completely further 401(k) Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year, or to adjust the projected “deferral percentages” of Highly Compensated Employees by reducing the percentage of their deferral elections for any remaining portion of a Plan Year to such smaller percentage that will result in the limitation set forth above not being exceeded. If the Administrator limits the 401(k) Contributions that may be made by Highly Compensated Employees for a Plan Year, the Administrator shall communicate that limit as soon as reasonably practicable. In the event of a suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible. An affected Highly Compensated Employee may be entitled to make a new election for the following Plan Year.
In determining the “deferral percentage” for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, “elective 401(k) contributions”, “qualified nonelective contributions”, and “qualified matching contributions” (to the extent that “qualified nonelective contributions” and “qualified matching contributions” are taken into account in determining “deferral percentages”) made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to Treasury Regulations Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(k)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.
If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then “deferral percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Regulations Section 1.401(k)-1(b)(4)(v), an Employer may elect to calculate “deferral percentages” aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate “deferral percentages” aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(k).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the “qualified nonelective contributions” and/or “qualified matching contributions” taken into account in determining “deferral percentages” for any Plan Year.
     (c) Treatment of “Excess Contributions”
Except to the extent that a Highly Compensated Employee’s “excess contributions” may be re-characterized as Catch-Up 401(k) Contributions, “excess contributions” allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

THIRD ADDENDUM
ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN
     Re: Separate Plan Provisions Effective with Respect to Employees of the Rochester, New York facility of Pfaudler, Inc. who are represented by Local No. 1498, United Steelworkers of America
Notwithstanding any other provision of the Plan to the contrary, the following Sections shall apply with respect to the above-referenced Employees effective as of the date the Plan is adopted with respect to such Employees, and the corresponding Sections in the Plan shall not apply with respect to such Employees:
3.1. Application of Third Addendum. This Third Addendum is applicable to each employee who is employed by an Employer at the Rochester, New York facility of Pfaudler, Inc. and is represented by Local No. 1498, United Steelworkers of America (the “Local No. 1498 Participating Group”). Any such Participant’s rights under the Plan shall be determined through reference to the Plan as modified by this Third Addendum.
3.2. Participation. For members of the Local No. 1498 Participating Group, the Enrollment Date is the January 1 or July 1 coincident with or next following the date the employee has completed 30 days of employment with an Employer.
3.3. Limit on 401(k) Contributions and After-Tax Contributions. The provisions of Section 4.2 of the Plan are modified and expanded to provide that an Election made by a Participant may not reduce his Compensation for any Plan Year by an amount that is greater than 75 percent of the amount of that Compensation. Such contributions may be any combination of Pre-Tax 401(k) Contributions, Roth 401(k) Contributions, and After-Tax Contributions in whole percentages.
3.4. After-Tax Contributions. The provisions of Section 5.1 of the Plan are modified and expanded by this Section 3.4 as follows:
     (a) After-Tax Contributions shall be made by payroll withholding in accordance with the provisions of this Section 3.4. An Eligible Employee’s election to make After-Tax Contributions may be made effective as of the Enrollment Date on which he becomes an Eligible Employee. An Eligible Employee who does not timely elect to make After-Tax Contributions by payroll withholding as of the first Enrollment Date on which he becomes eligible to participate shall be deemed to have elected not to make After-Tax Contributions and may only change such deemed election pursuant to the provisions of this Article for amending his payroll withholding authorization. An Eligible Employee’s After-Tax Contributions by payroll withholding shall commence as soon as administratively practicable on or after the date on which he first becomes eligible to participate.
     (b) An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that he contributes to the

Plan as After-Tax Contributions by payroll withholding. An Eligible Employee may amend his payroll withholding authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may prescribe. An Eligible Employee who changes his payroll withholding authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Addendum. After-Tax Contributions shall be made on behalf of such Eligible Employee pursuant to his properly amended payroll withholding authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.
     (c) An Eligible Employee who is making After-Tax Contributions by payroll withholding may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice to his Employer as the Administrator may prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until After-Tax Contributions are resumed as hereinafter set forth.
     (d) An Eligible Employee who has voluntarily suspended his After-Tax Contributions by payroll withholding in accordance with Section 3.4(c) may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may prescribe.
     (e) As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets, the Employer shall cause to be delivered to the Trustee in cash the After-Tax Contributions attributable to such amount.
3.5. Matching Contributions. Members of the Local No. 1498 Participating Group shall be entitled to Matching Contributions in the amount of fifty percent (50%) of the first six percent (6%) of a Participant’s Compensation contributed to the Plan as 401(k) Contributions and/or After-Tax Contributions as provided in Section 4.2 and 5.1 of the Plan, and Sections 3.3 and 3.4 of this Third Addendum. The Matching Contributions made to a Participant’s Account under Section 6.5 of the Plan and this Section 3.5 of this Third Addendum shall at all times be 100% vested.
3.6. Withdrawal of Supplemental Contributions. A Participant may elect to withdraw, as of any Valuation Date, all or a part of any balances credited to such Participant’s Account attributable to Supplemental Contributions made under a predecessor plan, provided that, in no event shall any Participant have a right to withdraw amounts in excess of the amounts actually contributed as Supplemental Contributions. The minimum withdrawal under this Section (together with any contemporaneous withdrawals under Section 3.6 of this Third Addendum) shall be $500.

3.7. Withdrawal of After-Tax Contributions. A Participant may elect to withdraw, once each calendar quarter, as of any Valuation Date, all or part of any balances attributable to After-Tax Contributions credited to such Participant’s Accounts; provided that Supplemental Contributions, if any, have been previously withdrawn or are withdrawn at the same time; and provided further that in no event shall any Participant have a right to withdraw amounts in excess of the amounts actually contributed as After-Tax Contributions. The minimum withdrawal under this Section (together with any contemporaneous withdrawals under Section 3.6 of this Third Addendum) shall be $500.

FOURTH ADDENDUM
ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN
     Re: Separate Plan Provisions Effective with Respect to Employees of the Dayton, Ohio facility of Chemineer, Inc. who are represented by Local Lodge No. 225 International Association of Machinists and Aerospace Workers
Notwithstanding any other provision of the Plan to the contrary, the following Sections shall apply with respect to the above-referenced Employees effective as of the date the Plan is adopted with respect to such Employees, and the corresponding Sections in the Plan shall not apply with respect to such Employees:
4.1. Application of Fourth Addendum. This Fourth Addendum is applicable to each employee who is employed by an Employer at the Dayton, Ohio facility of Chemineer, Inc., and is represented by Local Lodge No. 225 International Association of Machinists and Aerospace Workers (the “Local No. 225 Participating Group”). Any such Participant’s rights under the Plan shall be determined through reference to the Plan as modified by this Fourth Addendum.
4.2. Participation. For members of the Local No. 225 Participating Group, the Enrollment Date is the first day of the calendar quarter coincident with or next following the date the employee has completed 120 days of employment with an Employer.
4.3. Limits on 401(k) Contributions and After-Tax Contributions. The provisions of Section 4.2 of the Plan are modified and expanded to provide that an Election made by a Participant may not reduce his Compensation for any Plan Year by an amount that is greater than 75 percent of the amount of that Compensation. Such contributions may be any combination of Pre-Tax 401(k) Contributions and Roth 401(k) Contributions. In addition, the provisions of Section 5.1 of the Plan are modified and expanded to provide that Participants may elect to contribute up to a maximum of 12 percent of Compensation as After-Tax Contributions to the Plan.
4.4. After-Tax Contributions. The provisions of Section 5.1 of the Plan are modified and expanded by this Section 4.4 as follows:
     (a) After-Tax Contributions shall be made by payroll withholding in accordance with the provisions of this Section 4.4. An Eligible Employee’s election to make After-Tax Contributions may be made effective as of the Enrollment Date on which he becomes an Eligible Employee. An Eligible Employee who does not timely elect to make After-Tax Contributions by payroll withholding as of the first Enrollment Date on which he becomes eligible to participate shall be deemed to have elected not to make After-Tax Contributions and may only change such deemed election pursuant to the provisions of this Article for amending his payroll withholding authorization.
An Eligible Employee’s After-Tax Contributions by payroll withholding shall commence as soon as administratively practicable on or after the date on which he first becomes eligible to participate.
     (b) An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that he contributes to the Plan as After-Tax Contributions by payroll withholding. An Eligible Employee may amend his payroll withholding authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may prescribe. An Eligible Employee who changes his payroll withholding authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Addendum. After-Tax Contributions shall be made on behalf of such Eligible Employee pursuant to his properly amended payroll withholding authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.
     (c) An Eligible Employee who is making After-Tax Contributions by payroll withholding may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice to his Employer as the Administrator may prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until After-Tax Contributions are resumed as hereinafter set forth.
     (d) An Eligible Employee who has voluntarily suspended his After-Tax Contributions by payroll withholding in accordance with Section 4.4(c) may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may prescribe.
     (e) As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets, the Employer shall cause to be delivered to the Trustee in cash the After-Tax Contributions attributable to such amount.
4.5. Matching Contributions. Prior to March 4, 2007, members of the Local No. 225 Participating Group were not eligible to receive Matching Contributions under the Plan. Effective March 4, 2007, members of the Local No. 225 Participating Group were entitled to Matching Contributions under in the amount of fifty percent (50%) of the first three percent (3%) of a Participant’s Compensation contributed to the Plan as Pre-Tax 401(k) Contributions. Effective March 5, 2008, members of the Local No. 225 Participating Group who were first hired after March 4, 2007 were entitled to Matching Contributions under Section 6.5 of the Plan as modified by this Fourth Addendum in the amount of fifty percent (50%) of the first four percent (4%) of a Participant’s Compensation contributed to the Plan as Pre-Tax 401(k) Contributions as defined in

Section 1.1 of the Plan. The Matching Contributions made to a Participant’s Account under Section 6.5 of the Plan and Section 4.4 of this Fourth Addendum shall vest in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
Less than 1	0%
1, but less than 2	33 1/3%
2, but less than 3	66 2/3%
3 or more	100%

FIFTH ADDENDUM
ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN
     Re: Separate Plan Provisions Effective with Respect to Employees of the Springfield, Ohio facility of Robbins & Myers, Inc. who are represented by Local No. 902 Automobile, Aerospace, and Agricultural Implement Workers of America, International Union, United
Notwithstanding any other provision of the Plan to the contrary, the following Sections shall apply with respect to the above-referenced Employees effective as of the date the Plan is adopted with respect to such Employees, and the corresponding Sections in the Plan shall not apply with respect to such Employees:
5.1. Application of Fifth Addendum. This Fifth Addendum is applicable to each employee who is employed by an Employer at the Springfield, Ohio facility of Robbins & Myers, Inc. and who is represented by Local No. 902 Automobile, Aerospace, and Agricultural Implement Workers of America, International Union, United (the “Local 902 Participating Group”). Any such Participant’s rights under the Plan shall be determined through reference to the Plan as modified by this Fifth Addendum.
5.2. Participation. For members of the Local 902 Participating Group, the Enrollment Date is the first day of the calendar quarter coincident with or next following the date the employee has completed 90 days of employment with an Employer.
5.3. 401(k) Contributions. The provisions of Section 4.2 of the Plan are modified and expanded to provide that an Election made by a Participant may not reduce his Compensation for any Plan Year by an amount that is greater than 75 percent of the amount of that Compensation. Such contributions may be any combination of Pre-Tax 401(k) Contributions and Roth 401(k) Contributions.
5.4. Matching Contributions. Effective September 1, 2001, the amount of Matching Contributions was twenty percent (20%) of the first six percent (6%) of a Participant’s Compensation contributed to the Plan as Pre-Tax 401(k) Contributions. Effective February 1, 2005, the amount of the Matching Contributions was thirty-five (35%) of the first six percent (6%) of a Participant’s Compensation contributed to the Plan as Pre-Tax 401(k) Contributions. Effective February 1, 2008, the amount of the Matching Contributions described in Section 6.5 of the Plan shall be fifty percent (50%) of the first six percent (6%) of a Participant’s Compensation contributed to the Plan as Pre-Tax 401(k) Contributions as defined in Section 1.1 of the Plan and as modified by this Fifth Addendum. The Matching Contributions made to a Participant’s Account under Section 6.5 of the Plan and Section 4.4 of this Fifth Addendum shall vest in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
Less than 1	0%
1, but less than 2	20%
2, but less than 3	40%
3, but less than 4	60%
4, but less than 5	80%
5 or more	100%
5.5 Nonelective Contributions. The provisions of Section 6.2 of the Plan are modified and expanded to provide that for each Participant that is either (a) hired by an Employer on or after February 1, 2008, or (b) who made a valid election to opt out of participation in the Robbins & Myers, Inc. Pension Plan for Hourly Employees (the “Pension Plan”) pursuant to Section 3.1 (e) of the Pension Plan, the Employer shall make a Nonelective Contribution equal to two percent (2%) of the Participant’s Compensation to the Participant’s Account. The provisions of Section 6.13 of the Plan are modified and expanded to provide that Nonelective Contributions made pursuant to this Section shall at all times be 100% vested and shall be credited at least monthly.

FINAL 411(a) REGULATIONS COMPLIANCE APPENDIX
TO
ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN
This Compliance Appendix amends the Plan to comply with final Treasury Regulations issued under Code Section 411(a) addressing the interaction between the anti-cutback requirements of Code Section 411(d)(6) and the nonforfeitability requirements of Code Section 411(a). This Compliance Appendix is intended as good faith compliance with the requirements of the final regulations and is to be construed in accordance with the Treasury Regulations construing Code Section 411(a) and is effective for amendments adopted on or after August 9, 2006.
Accordingly, Section 6.15 of the Plan is amended in its entirety to provide as follows:
6.15	Election of Former Vesting Schedule
If there is a change in the vesting schedule because the Plan Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, the following shall apply:
(a)	In no event shall a Participant’s vested interest in his Account on the effective date of the change in vesting schedule be less than his vested interest in his Account immediately prior to the effective date of the amendment.

(b)	In no event shall a Participant’s vested interest in attributable to his Account determined as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Account immediately prior to the effective date of such amendment.

(c)	Any Participant with 3 or more years of Vesting Service shall have a right to have his vested interest in his Account (including amounts credited to such Account following the effective date of such amendment) continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.

415 COMPLIANCE APPENDIX
TO
ROBBINS & MYERS, INC. RETIREMENT SAVINGS PLAN
This Appendix amends the Plan to comply with final regulations released on April 4, 2007 under Code Section 401(k) (“401(k) regulations revisions”) and Code Section 415 (“final 415 regulations”). This Appendix is intended as good faith compliance with the requirements of the 401(k) regulations revisions and final 415 regulations. To the extent the provisions of the Plan are inconsistent with the provisions of this Appendix, the provisions of this Appendix shall be controlling.

1.	Effective the first day of the first Plan Year beginning on or after July 1, 2007, the definition of “Compensation” in Section 1.1 of the Plan is amended by the addition of the following provisions at the end of such definition. This amendment shall have no effect on amounts included as Compensation for periods prior to that date and shall not be construed as creating an inference as to whether post-severance amounts were or were not included in Compensation prior to that date.
Notwithstanding any other provision of the Plan to the contrary, effective for Plan Years beginning on and after July 1, 2007, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.401(k)-1(d)(2)) with the Employers and all Related Companies, Compensation shall not include amounts paid or payable to the Participant following such severance from employment.
2.	Effective beginning the first day of the first limitation year beginning on or after July 1, 2007, the following replaces and supersedes the definition of “annual addition” in Section 7.1.
The “annual addition” with respect to a Participant for a “limitation year” means the sum of the following amounts credited to the Participant’s account(s) for the “limitation year”:
(a)	all employer contributions credited to the Participant’s account for the “limitation year” under any qualified defined contribution plan maintained by an Employer or a Related Company, including “elective contributions” (other than “elective contributions” to an eligible deferred compensation plan under Code Section 457) and amounts attributable to forfeitures applied to reduce the employer’s contribution obligation, but excluding “catch-up contributions”
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(b)	all “employee contributions” credited to the Participant’s account for the “limitation year” under any qualified defined contribution plan maintained by an Employer or a Related Company or any qualified defined benefit plan maintained by an Employer or a Related Company if either separate accounts are maintained under the defined benefit plan with respect to such employee contributions or such contributions are mandatory employee contributions within the meaning of Code Section 411(c)(2)(C) (without regard to whether the plan is subject to the provisions of Code Section 411)

(c)	all forfeitures credited to the Participant’s account for the “limitation year” under any qualified defined contribution plan maintained by the Employer or a Related Company

(d)	all amounts credited for the “limitation year” to an individual medical benefit account, as described in Code Section 415(l)(2), established for the Participant as part of a pension or annuity plan maintained by the Employer or a Related Company

(e)	if the Participant is a key employee, as defined in Code Section 419A(d)(3), all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits credited for the “limitation year” to the Participant’s separate account under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Company

(f)	all amounts credited to the Participant for the “limitation year” under a simplified employee pension
Notwithstanding the foregoing, any restorative payment made to a plan by an Employer or a Related Company to make up for losses to the plan resulting from the action or non-action of a fiduciary for which there is a reasonable risk of liability for a breach of fiduciary duty under ERISA or other applicable federal or state law shall not be treated as an annual addition provided that similarly situated participants are treated similarly with respect to the restorative payment.
Except as otherwise specifically provided below, an amount will be treated as credited to a Participant’s account for a “limitation year” if such amount is both (1) allocated to the Participant’s account as of a date within such “limitation year” (provided that if allocation of an amount is contingent upon the satisfaction of a future condition, such amount shall not be treated as allocated for purposes of determining “annual additions” for a “limitation year” until the date all such conditions are satisfied) and (2) actually contributed to the account within the applicable period described herein. If contributions are made after the end of the applicable period, they shall be treated as credited to the Participant’s account for the “limitation year” in which they are made. The applicable
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period for making “employee contributions” is within 30 days of the close of the “limitation year.” The applicable period for making employer contributions is: (i) for contributions by a taxable entity, within 30 days of the close of the period described in Code Section 404(a)(6), as applicable to the entity’s taxable year with or within which the “limitation year” ends; or (ii) for contributions by a non-taxable entity (including a governmental employer) within 15 days of the last day of the 10th calendar month following the end of the calendar year or fiscal year (as applicable, based on how the entity maintains its books) with or within which the “limitation year” ends.
Forfeitures re-allocated to a Participant’s account are treated as credited to the Participant’s account for the “limitation year” in which they are allocated to such account. Corrective contributions and contributions required by reason of qualified military service (as defined in Code Section 414(u)) are treated as “annual additions” for the “limitation year” to which they relate, rather than the “limitation year” in which they are made.
3.	Effective beginning the first day of the first limitation year beginning on or after July 1, 2007, the definition of “415 compensation” in Section 7.1 of the Plan is amended by the addition of the following provisions at the end of such definition.
Notwithstanding any other provision of the Plan to the contrary, effective for “limitation years” beginning on and after July 1, 2007, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with the Employer and all Related Companies, “415 compensation” does not include amounts received by the Participant following such severance from employment except amounts paid before the later of (a) the close of the “limitation year” in which the Participant’s severance from employment occurs or (b) within 2 1/2 months of such severance if such amounts:
•	would otherwise have been paid to the Participant in the course of his employment, are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, and would have been included in the Participant’s “415 compensation” if he had continued in employment

•	are received by the Participant pursuant to a non-qualified, unfunded deferred compensation plan, but only if the Participant would have received such payments at the same time if he had continued in employment and only to the extent the payments are includable in the Participant’s gross income
For purposes of this subsection, a Participant will not be considered to have incurred a severance from employment if his new employer continues to maintain the plan with respect to such Participant.
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To be included in a Participant’s “415 compensation” for a particular “limitation year”, an amount must have been received by the Participant (or would have been received, but for the Participant’s election under Code Section 125, 132(f)(4), 401(k), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i), or 457) within such “limitation year”.
4.	Effective beginning the first day of the first limitation year beginning on or after July 1, 2007, the following replaces and supersedes Section 7.7 of the Plan.
Notwithstanding any other provision of the Plan to the contrary, the “annual addition” with respect to a Participant for a “limitation year” shall in no event exceed the lesser of (i) the maximum dollar amount permitted under Code Section 415(c)(1)(A), adjusted as provided in Code Section 415(d) (e.g., $46,000 for the “limitation year” beginning in 2008) or (ii) 100 percent of the Participant’s “415 compensation” for the “limitation year”; provided, however, that the limit in clause (i) shall be pro-rated for any short “limitation year”. The limit in clause (ii) shall not apply to any contribution to an individual medical account, as defined in Code Section 415(l), or to a post-retirement medical benefits account maintained for a key employee which is treated as an “annual addition” under Code Section 419A(d)(2). A Participant’s 401(k) Contributions may be re-characterized as Catch-Up 401(k) Contributions and excluded from the Participant’s “annual additions” for the “limitation year” to satisfy the preceding limitation.
If the Employer or a Related Company participates in a multiemployer plan, in determining whether the “annual additions” made on behalf of a Participant to the Plan, when aggregated with “annual additions” made on the Participant’s behalf under the multiemployer plan satisfy the above limitation, only “annual additions” made by the Employer (or a Related Company) to the multiemployer plan shall be aggregated with the “annual additions” under the Plan and “415 compensation” shall include only compensation paid to the Participant by the Employer (or a Related Company).
If the “annual addition” to the Account of a Participant in any “limitation year” beginning on or after July 1, 2007, nevertheless exceeds the amount that may be applied for his benefit under the limitations described in clauses (i) and (ii) above, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance.
5.	Effective beginning the first day of the first limitation year beginning on or after July 1, 2007, the following replaces and supersedes Section 7.8 of the Plan.
If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the “annual addition” to be made under the Plan for the “limitation year”
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when combined with the “annual addition” to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, the “annual additions” to be made under the Plan and such other plan(s) shall be reduced on a pro rata basis, to the extent necessary so that the limitation in the preceding Section is satisfied.
If the “annual addition” to the Account of a Participant in any “limitation year” beginning on or after July 1, 2007, when combined with the “annual addition” made under any other qualified defined contribution plan maintained by an Employer or a Related Company nevertheless exceeds the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance.
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